UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12

IRVINE SENSORS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 28, 2010
PROXY STATEMENT
MATTERS TO BE CONSIDERED AT ANNUAL MEETING
OTHER MATTERS
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
AUDIT COMMITTEE REPORT
Appendix A

IRVINE SENSORS CORPORATION
3001 Red Hill Avenue
Costa Mesa, California 92626

June 28, 2010

To the Stockholders of Irvine Sensors Corporation:

We cordially invite you to attend the 2010 Annual Meeting of Stockholders of Irvine Sensors Corporation, which will be held at the Ayres Hotel, 325 South Bristol Street, Costa Mesa, California 92626, on July 28, 2010 at 1:00 P.M., Pacific Time. The formal meeting notice, proxy statement, proxy card and copies of our Annual Report on Form 10-K for the fiscal year ended September 27, 2009 are enclosed herewith.

At the Annual Meeting, stockholders will be asked (i) to elect the six directors named in the attached proxy statement; (ii) to approve granting the Board of Directors the authority to exercise its discretion to amend our Certificate of Incorporation to effect a reverse stock split of our outstanding shares of Common Stock, if necessary to regain compliance with the Nasdaq Capital Market’s minimum bid requirement, at any of the following exchange ratios at any time within one year after stockholder approval is obtained, and once approved by the stockholders, the timing of the amendment, if at all, and the specific reverse split ratio to be effected shall be determined in the sole discretion of our Board of Directors: (A) a one-for-two reverse stock split; (B) a one-for-three reverse stock split; (C) a one-for-four reverse stock split; (D) a one-for-five reverse stock split; (E) a one-for-six reverse stock split; (F) a one-for-seven reverse stock split; (G) a one-for-eight reverse stock split; (H) a one-for-nine reverse stock split; or (I) a one-for-ten reverse stock split; (iii) to approve the issuance of up to $50,000,0000 worth of shares of our Common Stock and/or securities convertible into or exercisable for Common Stock, not to exceed 25,000,000 shares, in one or more related private placement transactions occurring on or prior to the date six months after the Annual Meeting, which shares would be issued at a maximum discount to the then fair market value of our Common Stock on the date(s) of issuance of 35%; (iv) to approve the issuance of up to 10,000 additional shares of our Series C Convertible Preferred Stock, initially convertible into up to 1,000,000 shares of our Common Stock, to Longview Fund, L.P; and (v) to ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the independent auditors of the Company for the fiscal year ending October 3, 2010. Said proxy statement explains the items of business to come formally before the Annual Meeting.

Whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting. To ensure your representation at the Annual Meeting, please mark, sign, date and mail the enclosed proxy promptly in the return envelope provided, which requires no postage if mailed in the united states. The giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting. Due to voting rules that prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and other non-routine matters, it is important that you cast your vote.

Sincerely yours,

/s/ John C. Carson
JOHN C. CARSON
Chairman of the Board

IRVINE SENSORS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 28, 2010

TO THE STOCKHOLDERS OF IRVINE SENSORS CORPORATION:

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders of Irvine Sensors Corporation, a Delaware corporation, will be held on July 28, 2010 at 1:00 P.M., Pacific Time at the Ayres Hotel, 325 South Bristol Street, Costa Mesa, California 92626 for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.	To elect the six directors named in the attached proxy statement, each to serve on our Board of Directors until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To approve granting the Board of Directors the authority to exercise its discretion to amend our Certificate of Incorporation to effect a reverse stock split of our outstanding shares of Common Stock, if necessary to regain compliance with the Nasdaq Capital Market’s minimum bid requirement, at any of the following exchange ratios at any time within one year after stockholder approval is obtained, and once approved by the stockholders, the timing of the amendment, if at all, and the specific reverse split ratio to be effected shall be determined in the sole discretion of our Board of Directors:

A. A one-for-two reverse stock split;

B. A one-for-three reverse stock split;

C. A one-for-four reverse stock split;

D. A one-for-five reverse stock split;

E. A one-for-six reverse stock split;

F.  A one-for-seven reverse stock split;

G. A one-for-eight reverse stock split;

H. A one-for-nine reverse stock split; or

I.  A one-for-ten reverse stock split;

3.	To approve the issuance of up to $50,000,0000 worth of shares of our Common Stock and/or securities convertible into or exercisable for Common Stock, not to exceed 25,000,000 shares, in one or more related private placement transactions occurring on or prior to the date six months after the Annual Meeting, which shares would be issued at a maximum discount to the then fair market value of our Common Stock on the date(s) of issuance of 35%;

4.	To approve the issuance of up to 10,000 additional shares of our Series C Convertible Preferred Stock, initially convertible into up to 1,000,000 shares of our Common Stock, to Longview Fund, L.P.;

5.	To ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the independent auditors of the Company for the fiscal year ending October 3, 2010; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

We recommend that stockholders vote FOR the matters listed above. Only stockholders of record at the close of business on June 15, 2010 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Our stock transfer books will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices located at 3001 Red Hill Avenue, Costa Mesa, California 92626 and at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please mark, sign, date and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the closing of the polls at the Annual Meeting. If you attend the Annual Meeting and you choose to vote in person at the Annual Meeting by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. If you hold your shares in the name of a broker, bank or other nominee, please provide appropriate voting instructions to that nominee. Absent such instructions, your nominee may determine to vote your shares at its own discretion. However, due to voting rules that prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and other non-routine matters, it is important that you cast your vote. If you wish to attend the Annual Meeting and vote shares held for you by a nominee, please be sure to obtain a proxy from that nominee allowing you to cast your vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on July 28, 2010:

The Proxy Statement and Annual Report on Form 10-K are available at: www.irvine-sensors.com.

By order of the Board of Directors,

/s/ John J. Stuart, Jr.
John J. Stuart, Jr.
Costa Mesa, California	Chief Financial Officer, Senior Vice President
June 28, 2010	and Secretary

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

IRVINE SENSORS CORPORATION

3001 Red Hill Avenue
Costa Mesa, California 92626

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 28, 2010

General

The enclosed proxy is solicited on behalf of the Board of Directors of Irvine Sensors Corporation, a Delaware corporation, which is sometimes referred to herein as the Company, for use at the Annual Meeting of Stockholders to be held on July 28, 2010, and at any adjournment(s) or postponements(s) thereof. The Annual Meeting will be held at 1:00 P.M., Pacific Time, at the Ayres Hotel, 325 South Bristol Street, Costa Mesa, California 92626. These proxy solicitation materials are being mailed on or about June 28, 2010, together with our Annual Report on Form 10-K for the fiscal year ended September 27, 2009, to all stockholders entitled to vote at the Annual Meeting.

Purpose of the Meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying notice and are described in more detail in this proxy statement.

Voting; Quorum

We have two classes of securities currently authorized: Common Stock (150,000,000 shares authorized) and preferred stock (1,000,000 shares authorized). On June 15, 2010, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 21,078,274 shares of our Common Stock were issued and outstanding, 12,172 shares of our Series A-1 preferred stock (“Series A-1 Stock”) were issued and outstanding, 22,540 shares of our Series A-2 preferred stock (“Series A-2 Stock”) were issued and outstanding, 2,554 shares of our Series B preferred stock (“Series B Stock”) were issued and outstanding and 27,500 shares of our Series C Convertible Preferred Stock (“Series C Stock”) were issued and outstanding. Collectively, we sometimes refer to the Series A-1 Stock the Series A-2 Stock, the Series B Stock and the Series C Stock as the “Preferred Stock”. On the record date, according to information provided by our transfer agent, there were 676 holders of record of our Common Stock, 1 holder of record of our Series A-1 Stock, 1 holder of record of our Series A-2 Stock, 61 holders of record of our Series B Stock, and 1 holder of record of our Series C Stock. Each holder of Common Stock is entitled to one vote on each matter brought before the Annual Meeting for each share of Common Stock held by such stockholder on the record date. The holders of shares of preferred stock are not entitled to vote on any of the matters brought before the Annual Meeting. The holders of a majority of our capital stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

Under our Certificate of Incorporation, cumulative voting is permitted in the election of directors. Under cumulative voting rules, every stockholder voting in the election of directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder’s shares are entitled, or distribute the stockholder’s votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more candidates than are provided for by the bylaws at the time of voting. However, no stockholder will be entitled to cumulate votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to commencement of voting and any stockholder has given notice, at the Annual Meeting and prior to the commencement of voting, of such stockholder’s intention to cumulate votes.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. In the election of directors, the six nominees receiving the highest number of affirmative votes shall be elected;

broker non-votes and votes marked “withhold” will not affect the outcome of the election. Abstentions will be counted towards the tabulations of votes cast on other proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

Effect of Not Casting Your Vote

If your shares are held by a bank or broker in street name, it is important that you cast your vote if you want it to count in the election of directors and the other non-routine matters proposed in this proxy statement. Voting rules prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and other non-routine matters. Accordingly, if your shares are held by a bank or broker in street name and you do not instruct your bank or broker how to vote in the election of directors and the other non-routine matters proposed in this proxy statement, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on routine matters, such as the ratification of the appointment of our independent registered public accounting firm and the other matters determined by the NYSE to be routine.

Proxies

If the enclosed proxy card is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by the Board, unless the authority to vote for the election of such directors is withheld, and FOR each of the other Proposals set forth on the proxy card.

You may revoke or change your proxy at any time before the closing of the polls at the Annual Meeting by any of the following actions: (i) delivering a written notice of revocation to our Corporate Secretary at our principal executive offices at 3001 Red Hill Avenue, Bldg. 4-108, Costa Mesa, California 92626, (ii) delivering a duly executed proxy bearing a later date to our Corporate Secretary or (iii) personally attending the Annual Meeting and revoking your proxy. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you affirmatively indicate at the Annual Meeting your intention to vote your shares in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile, electronic or any other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. We may retain a proxy solicitor to assist in the distribution of proxies and proxy solicitation materials, and in the solicitation of proxies. Generally, the fee for such services is approximately $15,000 plus expenses. If so, we will pay the proxy solicitor reasonable and customary fees. Except as described above, we do not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission and our Bylaws. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Some stockholder proposals may be eligible for inclusion in the proxy statement for our 2011 Annual Meeting of Stockholders. These stockholder proposals, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), must be received by us no later than February 28, 2011, which is 120 calendar days prior to the anniversary date of the mailing of this proxy statement. All stockholder proposals must be in compliance with applicable laws and regulations and our bylaws in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2011 Annual Meeting of Stockholders. Stockholders also are advised to review our bylaws, which contain additional procedural and substantive requirements, including requirements with respect to advance notice of stockholder proposals (other than non-binding proposals presented under Rule 14a-8) and director nominations. The deadline under our current bylaws for submitting such stockholder proposals or a nomination for a director that is to be included in the proxy solicitation materials is also February 28, 2011. Stockholder proposals should be addressed to our Corporate Secretary at our principal executive offices located at 3001 Red Hill Avenue, Bldg. 4-108, Costa Mesa, California 92626.

In addition, the proxy solicited by the Board for the 2011 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than May 14, 2011, which is 45 calendar days prior to the anniversary date of the mailing of this proxy statement. It is recommended that stockholders submitting proposals direct them to our Corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our bylaws and conditions established by the Securities and Exchange Commission.

We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s Annual Meeting. The enclosed proxy grants the proxy holder discretionary authority to vote on any matter properly brought before the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on July 28, 1010:

The Proxy Statement and Annual Report on Form 10-K are available at: www.irvine-sensors.com.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE: ELECTION OF DIRECTORS

Nominees

Six directors are to be elected to the Board, and each director to be so elected will hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Our bylaws provide that the Board consists of not less than six nor more than eleven directors, with the exact number fixed at nine until changed. Proxies cannot be voted for a greater number of persons than the number of nominees named. If the nominees below are elected, the Board will consist of six persons and there will be three vacancies on the Board. The Board may fill such vacancies at any time during the year.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR our six nominees named below. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each nominee has agreed to serve, and management has no reason to believe that any nominee will be unable to serve as a director. However, in the event that any of our nominees is unable or declines to serve as a director at the time of the Annual Meeting or any postponements or adjournments thereof, the proxies will be voted for any substitute nominee who may be designated by a majority of the independent directors or by the Nominating and Corporate Governance Committee of the Board to fill the vacancy. In the event that additional persons are nominated for election as directors, or unless otherwise instructed, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. Accordingly, we seek discretionary authority to cumulate votes.

The names of the nominees for director, their ages and positions as of June 15, 2010 and biographical information about them, are set forth below:

Name	Age	Position

John C. Carson	71	Chairman of the Board, Chief Executive Officer, President and Director
Marc Dumont(1)(2)(3)	67	Director
Jack Johnson(1)(3)	63	Director
Thomas M. Kelly(1)(2)	69	Director
Frank Ragano(3)	81	Director
Robert G. Richards(2)	82	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

Mr. Carson is one of our co-founders and has been one of our directors from April 1982 through May 2002 and again from March 2003 to date. He became Chairman of the Board in August 2008. Mr. Carson has served as our Chief Executive Officer since April 2005, our President since May 2002, our Chief Operating Officer from October 2001 through June 2006 and, prior to October 2001, as a Senior Vice President from April 1982 through May 2002. He became Chief Technical Officer in February 1997. Since December 30, 2005, Mr. Carson has served as a director of Optex Systems, Inc., our subsidiary that entered bankruptcy in September 2009. Mr. Carson has also served as a director of our subsidiary MSI, a licensor of technology related to micromachined products (since October 1997), our subsidiary iNetWorks, a developer of technology related to Internet routing (since November 2000), our subsidiary Novalog, a provider of wireless infrared chip products (since May 2002), and our subsidiary RedHawk Vision, a provider of software products (since May 2002). He has also been Chief Executive Officer of MSI since May 2002 and Novalog and RedHawk since April 2005 and President of Optex since October 2007. Mr. Carson has been awarded 15 patents for smart sensors, 3D packaging and single processing architectures, including neural networks. Mr. Carson holds a B. S. in Physics from the Massachusetts Institute of Technology. We believe Mr. Carson’s qualifications to serve on our Board include his extensive and relevant experience in our technologies and markets, as well as his historical understanding of our business.

Mr. Dumont has been one of our directors since April 1994. Mr. Dumont has been a director of Finterbank Zurich since 1990 and Chairman of Sanderling Ventures, Ltd., a European affiliate of a U.S. venture capital firm, since 1996. In those roles and as an independent consultant, he consults and advises international clients in Europe and Asia, as well as the United States on business and financial transactions. Mr. Dumont has also been on the Board of Directors of Novalog since October 1996. Additionally, Mr. Dumont owns and operates the Chateau de Messey Wineries, Meursault, France, vineyards and wineries. From January 1981 to March 1995, Mr. Dumont was President of PSA International S.A., the international treasury management company owned by PSA Peugeot Citroen, an automotive company. Mr. Dumont is a graduate of the University of Louvain, Belgium with degrees in Electrical Engineering and Applied Economics and holds an MBA from the University of Chicago. We believe Mr. Dumont’s qualifications to serve on our Board include his financial experience and his historical understanding of our business.

Mr. Johnson has been one of our directors since July 2008. He has been an independent management consultant since March 2007. Prior to that time, Mr. Johnson served in various executive and managerial capacities with Iteris, Inc., a designer and manufacturer of intelligent vision systems, and its former parent, Odetics, Inc. Mr. Johnson was President, Chief Executive Officer and a director of Iteris from October 2004, when Iteris merged with Odetics, until March 2007. From December 1999 to October 2004, Mr. Johnson served as President, Chief Executive Officer and a director of Iteris, when it was a majority-owned subsidiary of Odetics. Previous positions included General Manager of the ITS division of Odetics, Vice President and General Manager of Odetics’ Omutec division, Director of Contracts for the Space division of Odetics, the Controller of Infodetics, a former subsidiary of Odetics, and Controller of Odetics. Prior to joining Odetics, Mr. Johnson served as a certified public accountant with Peat Marwick Mitchell. Mr. Johnson has a Bachelors degree in Accounting from Northern Illinois University. We believe Mr. Johnson’s qualifications to serve on our Board include his experience as both a senior executive and director of high technology companies, as well as his accounting background.

Dr. Kelly has been one of our directors since October 2000. Dr. Kelly was also a director of our former subsidiary, Silicon Film, from its organization in August 1998 until October 2001. From 1968 until his retirement in early 1998, Dr. Kelly held various positions with Eastman Kodak Company, a photographic products and services company. Immediately prior to his retirement, he served as a Director of Kodak’s Digital Products Center, and General Manager of Digital Camera Products. Dr. Kelly holds a Ph.D. in Physics from Wayne State University and a B.S. in Physics from LeMoyne College. We believe Dr. Kelly’s qualifications to serve on our Board include his technology and management experience with Eastman Kodak Company and his historical understanding of our business.

General (Ret.) Ragano has been one of our directors since November 2005. General Ragano formerly served as one of our directors from June 1985 until March 2000. He presently is a defense advisory consultant through his wholly-owned consulting firm, F.P. Ragano Associates. Gen. Ragano retired from the U.S. Army to serve as Vice-President of the American Defense Preparedness Association and Chairman and CEO of BEI Defense Systems Company. Subsequently, he became Chairman and CEO of CMS, Inc., a wholly owned subsidiary of Daimler-Benz GmbH, and then Chairman of Skylynx Communications, Inc., a wireless communications company. Gen. Ragano holds a B.S. degree from Duquesne University and an MBA from Syracuse University. We believe General Ragano’s qualifications to serve on our Board include his senior management experience with the U.S. Army and other defense contractors and his historical understanding of our business.

Mr. Richards was our Chief Executive Officer from June 2000 through March 2005 and has served as a director since January 2001. Mr. Richards also was a director of iNetWorks from October 2000 through March 2005 and Chairman of the Boards of our consolidated subsidiaries Novalog, MSI and RedHawk Vision, from May 2002 through March 2005. He was also Chief Executive Officer of Novalog from October 2002 through March 2005. Since April 1999, Mr. Richards has also served as a member of our Scientific Advisory Board. Mr. Richards retired as President of Aerojet Electronic Systems Division, an aerospace company, in 1993. He is co-author of the book, Infrared Physics and Engineering, published by McGraw-Hill, and has a M.A. degree in Mathematical Statistics from the University of California at Berkeley. We believe Mr. Richard’s qualifications to serve on our Board include his extensive senior management experience with an aerospace firm and his historical understanding of our business.

Directors and officers are elected on an annual basis. The term of each director’s service expires at our next annual meeting of stockholders or at such time as his or her successor is duly elected and qualified or upon his or her earlier death, resignation or removal. Officers serve at the discretion of the Board.

There are no family relationships between any of our director nominees, executive officers or other key personnel and any other of our director nominees, executive officers or other key personnel.

Our Board has implemented a process by which stockholders may send written communications to the attention of the Board, any committee of the Board or any individual Board member, care of our Secretary at 3001 Red Hill Avenue, Bldg. 4-108, Costa Mesa, California 92626. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. Our Secretary, with the assistance of our Assistant Secretary, will be primarily responsible for collecting, organizing and monitoring communications from stockholders and, where appropriate depending on the facts and circumstances outlined in the communication, providing copies of such communications to the intended recipients. Communications will be forwarded to directors if they relate to appropriate and important substantive corporate or Board matters. Communications that are of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration will not be forwarded to the Board. Any communications not forwarded to the Board will be made available to any of our independent directors upon their request. There have been no material changes to these procedures during the last fiscal year.

Corporate Governance, Board Composition and Board Committees

Board Committees and Meetings

Our Board is composed of a majority of independent directors (as independence is defined under Nasdaq listing standards). Mr. Carson is not considered independent due to his employment with us during the past three fiscal years. Except for Mr. Carson, all of the other directors are considered independent under Nasdaq listing standards. During the fiscal year ended September 27, 2009, which we refer to as fiscal 2009, the Board held eight meetings and acted by unanimous written consent on four occasions. The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each director attended or participated in 75% or more of (i) the total number of meetings of the Board during his term of service and (ii) the total number of meetings held during his term of service by all committees of the Board on which such director served during fiscal 2009. We also encourage all members of the Board to attend our annual meeting of stockholders each year. All current directors except General Ragano attended our annual meeting in 2009.

Mr. Carson serves as both our principal executive officer and chairman of our Board. Our Board does not have a separate lead independent director.

In determining whether to combine the roles of Chairman of the Board and Chief Executive Officer, our Board considered a number of factors which we believe ensure significant independent oversight of management, including the following: (1) only one member of our board, Mr. Carson, also serves as an employee; (2) each director serving on our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is independent; and (3) our board’s ongoing practice of regularly holding executive sessions without Mr. Carson or other members of management being present, typically as part of the regularly scheduled board meetings. In determining that we are best served by having Mr. Carson serve as Chief Executive Officer and Chairman of the Board, our Board considered the benefits of having the Chief Executive Officer serve as a bridge between management and our Board, ensuring that both groups act with a common purpose. Our Board also considered Mr. Carson’s unique and extensive combination of expertise related to our business, operations, technology, customers and markets, which substantially contributes to Board deliberations and facilitates communication between our Board and our senior management. Our board further noted that the combined role of Chairman of the Board and Chief Executive Officer clarifies accountability.

Board Risk Oversight

Our Board administers its oversight function through both regular and special meetings and by frequent telephonic updates with our senior management. A key element of these reviews is gathering and assessing information relating to risks of our business. All business is exposed to risks, including unanticipated or undesired events or outcomes that could impact an enterprise’s strategic objectives, organizational performance and stockholder value. A fundamental part of risk management is not only understanding such risks that are specific to our business, but also understanding what steps management is taking to manage those risks and what level of risk is appropriate for us. In setting our business strategy, our Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk.

While our Board has the ultimate oversight responsibility for our risk management process, various committees of our Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and the assessments of risks reflected in audit reports. Legal and regulatory compliance risks are also reviewed by our Audit Committee. Risks related to our compensation programs are reviewed by the Compensation Committee. Our Board is advised by the committees of significant risks and management’s response via periodic updates.

Audit Committee

The Audit Committee currently consists of three directors, Mr. Johnson, who has served as its Chairman since his election to the Board in July 2008, Mr. Dumont and Dr. Kelly, each of whom also served on the Audit Committee during fiscal 2009. The Audit Committee reviews, acts on and reports to the Board with respect to various auditing and accounting matters, including the selection of our independent auditors, the scope of the annual audits, pre-approval of any non-audit services to be performed by and all fees to be paid to our independent auditors, the performance of our accountants, our accounting practices and internal accounting controls. The Audit Committee is responsible for establishing, and has established, procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, all related person transactions are reviewed and approved by the Audit Committee. See “Certain Relationships and Related Person Transactions” below. The Audit Committee held ten meetings during fiscal 2009. The Board has determined that all members of the Audit Committee are “independent” as that term is defined under the Nasdaq listing standards and under special standards established by the SEC. Each member of the Audit Committee can read and has an understanding of fundamental financial statements. Mr. Johnson, the Audit Committee’s Chairman, has been designated by the Board as the Audit Committee’s financial expert as that term is described in Item 407(d)(5) of Regulation S-K. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Johnson’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Johnson any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an Audit Committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board. The Board has adopted and approved a written charter for the Audit Committee, and a copy of this charter is posted on our web site at http://www.irvine-sensors.com under the Investors section. The inclusion of our web site address in this proxy statement does not include or incorporate by reference the information on our web site into this proxy statement.

Compensation Committee

The Compensation Committee currently consists of three directors, Mr. Dumont, who serves as its Chairman, Dr. Kelly and Mr. Richards. This Committee reviews and approves our general compensation policies, makes recommendations to the Board as to the salaries of our officers and executive bonuses and makes or recommends to the Board the award of stock options and restricted stock grants to employees, officers and directors. The Compensation Committee held six meetings during fiscal 2009 and acted by unanimous consent on three occasions. The Board has determined that all members of the Compensation Committee are “independent” as defined under the Nasdaq listing standards. The Board has adopted and approved a written charter for the Compensation Committee. A copy of this charter is posted on our web site at http://www.irvine-sensors.com under the Investors section. The inclusion of our web site address in this proxy statement does not include or incorporate by reference the information on our web site into this proxy statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of three directors, Mr. Dumont, who serves as its Chairman, Mr. Johnson and Gen. Ragano, each of whom the Board has determined is “independent” as defined under the Nasdaq listing standards. The Nominating and Corporate Governance Committee identifies, screens and reviews potential directors and makes recommendations to the Board for management nominees for election to the Board at each annual meeting of stockholders and candidates to fill any vacancies on the Board. All director nominees are either selected or recommended for the Board’s selection, either by a majority of the independent directors of the Board or this committee comprised solely of independent directors. On the recommendation of our Nominating and Corporate Governance Committee, our Board, including its independent directors, selected and approved the nomination of Messrs. Carson, Dumont, Johnson, Richards, Dr. Kelly and General Ragano for election at the Annual Meeting, all of whom are standing for re-election by our stockholders. This Committee also reviews and recommends our policies and procedures regarding corporate ethics and other corporate governance matters. The Nominating and Corporate Governance Committee held one meeting during fiscal 2009. The Board has adopted and approved a written charter for the Nominating and Corporate Governance Committee, and a copy of this charter is posted on our web site at http://www.irvine-sensors.com under the Investors section. The inclusion of our web site address in this proxy statement does not include or incorporate by reference the information on our web site into this proxy statement.

When considering a potential candidate for membership on our Board, the Nominating and Corporate Governance Committee considers relevant business and industry experience and demonstrated character and judgment. If a board candidate’s experience is deemed suitably relevant to our business, the Nominating and Corporate Governance Committee may also consider the possible contribution a Board candidate may bring in the context of expanding diversity among Board members in terms of such characteristics as education and professional qualifications. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates a candidate that is recommended for nomination for membership on our Board by a stockholder. Although the Nominating and Corporate Governance Committee does not have a formal policy on stockholder nominations, it will consider stockholder nominations for directors submitted in accordance with the procedure set forth in Article II, Section 4 of our By-Laws. The procedure provides that a notice relating to the nomination must be timely given in writing to our Corporate Secretary prior to the meeting. To be timely, the notice must be delivered within the time permitted for submission of a stockholder proposal as described above under “Deadline for Receipt of Stockholder Proposals.” Such notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of each such person, (ii) the principal occupation or employment of such person, (iii) the class and number of our shares that are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice (i) the name and address of such stockholder as they appear on our books and (ii) the class and number of our shares that are beneficially owned by such stockholder.

Code of Ethics

We have adopted a code of ethics and conduct that applies to all of our employees including our principal executive officer, our principal financial and accounting officer, and all members of our finance department performing similar functions. The full text of our code of ethics and conduct is posted on our web site at http://www.irvine-sensors.com under the Investors section. We intend to disclose future amendments to certain provisions of our code of ethics and conduct, or waivers of such provisions, applicable to our directors and executive officers, at the same location on our web site identified above. The inclusion of our web site address in this proxy statement does not include or incorporate by reference the information on our web site into this proxy statement.

Upon request, we will provide without charge to any person who so requests, a copy of our code of ethics and conduct. Requests for such copies should be submitted to the Corporate Secretary, at Irvine Sensors Corporation, 3001 Red Hill Avenue, Bldg. 4-108, Costa Mesa, California or by telephone at (714) 549-8211.

Required Vote

Directors are elected by a plurality of the votes present in person or by proxy at the Annual Meeting. The six nominees receiving the highest number of affirmative votes cast at the Annual Meeting will be the elected directors of the Company.

Recommendation of the Board

The Board recommends that the stockholders vote FOR the election of each of the nominees listed above.

PROPOSAL TWO (A THROUGH I): APPROVAL OF GRANTING THE BOARD OF DIRECTORS THE AUTHORITY TO EXERCISE ITS DISCRETION TO AMEND OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING SHARES OF COMMON STOCK, IF NECESSARY TO REGAIN COMPLIANCE WITH THE NASDAQ CAPITAL MARKET’S MINIMUM BID REQUIREMENT, AT ANY OF THE FOLLOWING EXCHANGE RATIOS AT ANY TIME WITHIN ONE YEAR AFTER STOCKHOLDER APPROVAL IS OBTAINED, AND ONCE APPROVED BY THE STOCKHOLDERS, THE TIMING OF THE AMENDMENT, IF AT ALL, AND THE SPECIFIC REVERSE SPLIT RATIO TO BE EFFECTED SHALL BE DETERMINED IN THE SOLE DISCRETION OF OUR BOARD OF DIRECTORS: (A) A ONE-FOR-TWO REVERSE STOCK SPLIT; (B) A ONE-FOR-THREE REVERSE STOCK SPLIT; (C) A ONE- FOR-FOUR REVERSE STOCK SPLIT; (D) A ONE-FOR-FIVE REVERSE STOCK SPLIT; (E) A ONE-FOR-SIX REVERSE STOCK SPLIT; (F) A ONE-FOR-SEVEN REVERSE STOCK SPLIT; (G) A ONE-FOR-EIGHT REVERSE STOCK SPLIT; (H) A ONE-FOR-NINE REVERSE STOCK SPLIT; OR (I) A ONE-FOR-TEN REVERSE STOCK SPLIT

General

We and our Board believe it is advisable and in the best interests of the Company and its stockholders to approve granting the Board of Directors the authority to exercise its discretion to amend our Certificate of Incorporation to effect a reverse stock split of our outstanding shares of Common Stock, if necessary to regain compliance with the Nasdaq Capital Market’s minimum bid requirement, at any of the following exchange ratios at any time within one year after stockholder approval is obtained, and once approved by the stockholders, the timing of the amendment, if at all, and the specific reverse split ratio to be effected shall be determined in the sole discretion of our Board of Directors: (A) a one-for-two reverse stock split; (B) a one-for-three reverse stock split; (C) a one-for-four reverse stock split; (D) a one-for-five reverse stock split; (E) a one-for-six reverse stock split; (F) a one-for-seven reverse stock split; (G) a one-for-eight reverse stock split; (H) a one-for-nine reverse stock split; or (I) a one-for-ten reverse stock split. The Board has approved of the proposed amendment of our Certificate of Incorporation, subject to stockholder approval, that would effect a reverse stock split in which each two (2), three (3), four (4), five (5), six (6), seven (7), eight (8), nine (9) and/or ten (10) issued and outstanding shares of our Common Stock would be combined and converted into one share. Although stockholders are being asked to vote on each of the proposed reverse split exchange ratios, only one such proposal will be effected, if at all. Pending stockholder approval, the Board will have the sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in our best interests and those of our stockholders, whether or not to effect a reverse stock split, and if so, the specific number of shares of our Common Stock between and including two and ten which will be combined into one share of our Common Stock, at any time before the first anniversary of this Annual Meeting. The Board believes that stockholder approval of an amendment at each of the proposed reverse split ratios granting it the discretion to approve the specific ratio to be effected, rather than approval of only one exchange ratio at this time, provides the Board with maximum flexibility to react to then-current market conditions and, therefore, is in our best interests and those of our stockholders.

The full text of the form of proposed amendment of the Certificate of Incorporation is attached to this proxy statement as Appendix A. By approving this Proposal, stockholders will be approving granting the Board the authority to exercise its discretion to amend our Certificate of Incorporation pursuant to which any whole number of outstanding shares between and including two and ten would be combined into one share of our Common Stock, and authorizing the Board to file only one such amendment, as determined by the Board in the manner described herein. The Board at its discretion may also elect not to implement any reverse stock split.

If approved by the stockholders and following such approval the Board determines that effecting a reverse stock split is in our best interests and those of our stockholders, the reverse stock split will become effective upon filing one such amendment with the Secretary of State of the State of Delaware. The amendment filed thereby will contain the number of shares approved by the stockholders and selected by the Board within the limits set forth in this Proposal to be combined into one share of our Common Stock. Only one such amendment will be filed, if at all, and the other amendments will be abandoned in accordance with Section 242(c) of the Delaware General Corporation Law.

Although we presently intend to effect the reverse stock split only if necessary to regain compliance with the Nasdaq Capital Market’s minimum bid requirement, under Section 242(c) of the Delaware General Corporation Law, the Board has reserved the right, notwithstanding the stockholders’ approval of the proposed amendment of the Certificate of Incorporation at the Annual Meeting, to abandon it at any time without further action by the stockholders before the amendment of the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. The Board may consider a variety of factors in determining whether or not to proceed with the proposed amendment of the Certificate of Incorporation, including overall trends in the stock market, recent changes and anticipated trends in the per share market price of our Common Stock, business developments, and our actual and projected financial performance. If the closing bid price of our Common Stock on the Nasdaq Capital Market reaches a minimum of $1.00 per share and remains at or above that level for a minimum of ten consecutive trading days (or longer, if required by the Nasdaq Listing Qualifications Panel), as discussed more fully below, the Board may decide to abandon the filing of the proposed amendment of the Certificate of Incorporation. If the Board fails to implement a reverse stock split prior to the one-year anniversary of this Annual Meeting, stockholder approval again would be required prior to implementing any reverse stock split.

The Board approved the proposed amendment to our Certificate of Incorporation on June 11, 2010, subject to stockholder approval, and recommends that the stockholders vote FOR approval of the amendment. Even if this Proposal is approved, the Board in its discretion may decide not to file the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the reverse stock split.

Purpose and Background of the Reverse Stock Split

Our primary objective in effectuating the reverse stock split would be to attempt to raise the per share trading price of our Common Stock in an effort to continue our listing on the Nasdaq Capital Market. To maintain listing, the Nasdaq Capital Market requires, among other things, that our Common Stock maintain a minimum bid of $1.00 per share. The closing bid price of our Common Stock has been below $1.00 per share since September 26, 2008.

On September 15, 2009, we received notice from Nasdaq that our Common Stock had failed to maintain Nasdaq’s minimum closing bid price requirement of $1.00 and that we were being given until March 15, 2010 to demonstrate compliance with this requirement or face delisting of our Common Stock from the Nasdaq Capital Market. On March 19, 2010, we received a Nasdaq Staff determination letter that we had not regained compliance with Nasdaq’s minimum bid price requirements and that our shares would be delisted from Nasdaq unless we requested a hearing to appeal this action. We requested such a hearing, which was held before a Nasdaq Hearing Panel on May 6, 2010. The request for a hearing stayed the delisting of our securities pending the Nasdaq Listing Qualifications Panel’s decision. The Nasdaq Hearing Panel granted us an extension until September 13, 2010 to regain compliance with the $1.00 per share minimum closing bid price requirement. The Board is seeking approval for the authority to effectuate the reverse stock split as a means of increasing the share price of our Common Stock at or above $1.00 per share in order to avoid further action by the Nasdaq Capital Market. We expect that the reverse stock split will increase the bid price per share of our Common Stock above the $1.00 per share minimum price, thereby satisfying this listing requirement. However, there can be no assurance that the reverse stock split will have that effect, initially or in the future, or that it will enable us to maintain the listing of our Common Stock on the Nasdaq Capital Market.

In addition, we believe that the low per share market price of our Common Stock impairs its marketability to and acceptance by institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of Common Stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them, or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the pricing of our Common Stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of stock.

We further believe that a higher stock price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the reverse stock split successfully increases the per share price of our Common Stock, we believe this increase will enhance our ability to attract and retain employees and service providers.

We hope that the anticipated increase in the price per share will encourage greater interest in our Common Stock by the financial community and the investing public, help us attract and retain employees and other service providers, and possibly promote greater liquidity for our stockholders with respect to those shares presently held by them. However, the possibility also exists that liquidity may be adversely affected by the reduced number of shares which would be outstanding if the reverse stock split is effected, particularly if the price per share of our Common Stock begins a declining trend after the reverse stock split is effected.

There can be no assurance that the reverse stock split will achieve any of the desired results. There also can be no assurance that the price per share of our Common Stock immediately after the reverse stock split will increase proportionately with the reverse stock split, or that any increase will be sustained for any period of time.

If stockholders do not approve the reverse stock split proposal and our stock price does not otherwise increase to greater than $1.00 per share for at least 10 consecutive trading days before September 13, 2010, we expect our Common Stock to be subject to a delisting action by Nasdaq. We believe the reverse stock split is the most likely way to assist the stock price in reaching the minimum bid level required by Nasdaq, although effecting the reverse stock split cannot guarantee that we will be in compliance with the minimum bid requirement for even for the minimum 10-day trading period required by Nasdaq. Furthermore, the reverse stock split cannot guarantee we will be in compliance with either the market capitalization, net worth or stockholders’ equity criteria required to maintain our Nasdaq Capital Market listing.

If our Common Stock were delisted from the Nasdaq Capital Market, trading of our Common Stock would thereafter be conducted on the OTC Bulletin Board or the “pink sheets”. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our Common Stock. To relist shares of our Common Stock on Nasdaq, we would be required to meet the initial listing requirements for either the Nasdaq Capital Market or the Nasdaq Global Market, which are more stringent than the maintenance requirements.

In addition, if our Common Stock were delisted from the Nasdaq Capital Market and the price of our Common Stock were below $5 at such time, such stock would come within the definition of “penny stock” as defined in the Securities Exchange Act of 1934, as amended and would be covered by Rule 15g-9 of the Securities Exchange Act of 1934. That rule imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5 million or individuals with net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. These additional sales practice restrictions will make trading in our Common Stock more difficult and the market less efficient.

We are not aware of any present efforts by anyone to accumulate our Common Stock, and the proposed reverse stock split is not intended to be an anti-takeover device.

The Reverse Stock Split May Not Result in an Increase in the Per Share Price of Our Common Stock; There Are Other Risks Associated with the Reverse Stock Split

We cannot predict whether the reverse stock split will increase the market price for our Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by the Nasdaq Capital Market;

•	we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on the Nasdaq Capital Market;

•	the market price per share of our Common Stock after the reverse stock split will rise in proportion to the reduction in the number of shares outstanding before the reverse stock split;

•	the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; or

•	the reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers.

The market price of our Common Stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.

Principal Effects of Reverse Stock Split on Market for Common Stock

On June 15, 2010, the closing bid price for our Common Stock on the Nasdaq Capital Market was $0.28 per share. By decreasing the number of shares of Common Stock outstanding without altering the aggregate economic interest represented by the shares, we believe the market price will be increased. The greater the market price rises above $1.00 per share, the less risk there will be that we will fail to meet the requirements for maintaining the listing of our Common Stock on the Nasdaq Capital Market. However, there can be no assurance that the market price of the Common Stock will rise to or maintain any particular level or that we will at all times be able to meet the requirements for maintaining the listing of our Common Stock on the Nasdaq Capital Market.

Principal Effects of Reverse Stock Split on Common Stock and Preferred Stock; No Fractional Shares

If stockholders approve granting the Board the authority to exercise its discretion to amend our Certificate of Incorporation to effect a reverse stock split, and if the Board decides to effectuate such amendment and reverse stock split, the principal effect of the reverse stock split will be (i) to reduce the number of issued and outstanding shares of our Common Stock, in accordance with an exchange ratio approved by the stockholders and determined by the Board as set forth in this Proposal, from approximately 21,078,274 shares to between and including approximately 10,159,137 and 2,107,827 shares, depending on which reverse stock ratio is effectuated by the Board and based upon the number of shares outstanding on the record date for the Annual Meeting, (ii) to reduce the number of shares of our Common Stock issuable upon conversion of our outstanding Series A-1 Stock from 912,950 shares to between and including approximately 456,475 and 91,295 shares, depending on which reverse stock ratio is effectuated by the Board, (iii) to reduce the number of shares of our Common Stock issuable upon conversion of our outstanding Series A-2 Stock from 2,254,000 shares to between and including approximately 1,127,000 and 225,400 shares, depending on which reverse stock ratio is effectuated by the Board, (iv) to reduce the number of shares of our Common Stock issuable upon conversion of our outstanding Series B Stock from 5,108,280 shares to between and including approximately 2,554,140 and 510,828 shares, depending on which reverse stock ratio is effectuated by the Board, and (v) to reduce the number of shares of our Common Stock issuable upon conversion of our outstanding Series C Stock from 2,750,000 shares to between and including approximately 1,375,000 and 275,000 shares, depending on which reverse stock ratio is effectuated by the Board. Except as described above, the reverse stock split will not affect the Series A-1 Stock, the Series A-2 Stock, the Series B Stock and the Series C Stock. The total number of shares of Common Stock each stockholder holds will be reclassified automatically into the number of shares of Common Stock equal to the number of shares of Common Stock each stockholder held immediately before the reverse stock split divided by the exchange ratio approved by the stockholders and determined by the Board as set forth in this Proposal. If the number of shares of Common Stock a stockholder holds is not evenly divisible by such exchange ratio, that stockholder will not receive a fractional share but instead will receive, upon surrender of stock certificates representing such shares of Common Stock, cash in an amount equal to the fraction of a share that stockholder otherwise would have been entitled to receive multiplied by the last sale price (as adjusted to reflect the reverse stock split) of the Common Stock as last reported on the Nasdaq Capital Market on the trading day before the reverse stock split takes effect. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein. Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests, except to the extent that the reverse stock split results in any stockholders owning a fractional share. As described above, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer shares than between and including two and ten shares, depending on the exchange ratio selected by the Board. This, however, is not the purpose for which we are proposing to effect the reverse stock split and we are not aware that we have any stockholders who hold so few shares that they will be cashed out. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The par value of our Common Stock and Preferred Stock would remain unchanged at $0.01 per share. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Upon effectiveness of the reverse stock split, the number of authorized shares of Common Stock that are not issued or outstanding will increase substantially because the proposed amendment will not reduce the number of authorized shares while it will reduce the number of outstanding shares by a factor of between and including two and ten, depending on the exchange ratio selected by the Board. In other words, if stockholders approve Proposal Two and Four and the Board effectuates a reverse stock split, the number of authorized but unissued shares of Common Stock would increase from approximately 128,921,726 shares to between and including approximately 139,460,863 and 147,892,173 shares. If stockholders approve Proposal Two, we will continue to have 808,679 authorized but unissued shares of Preferred Stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in financings or otherwise. If we issue additional shares, the ownership interest of holders of our Common Stock may also be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of our Common Stock. Our future capital needs will be highly dependent on our ability to repay our debt, control expenses on the parent and subsidiary levels, and manage the development efforts on the parent and subsidiary levels. Thus, any projections of future cash needs and cash flows are subject to substantial uncertainty. If our available funds and cash generated from operations are insufficient to satisfy our liquidity requirements, we may seek to sell additional equity or debt securities, obtain a line of credit or curtail our existing operations. In addition, from time to time we may evaluate other methods of financing to meet our capital needs on terms that we believe are attractive.

Principal Effects of Reverse Stock Split on Outstanding Options, Warrants, Debentures and Preferred Stock

As of the record date for the Annual Meeting, we had outstanding employee stock options to purchase an aggregate of 568,907 shares of Common Stock with exercise prices per share ranging from $0.35 to $265.62 per share; warrants to purchase an aggregate of 5,897,409 shares of Common Stock with exercise prices per share ranging from $0.40 to $13.00 per share; debentures with principal and interest convertible into an aggregate of 3,440,208 shares of Common Stock at a conversion price of $0.40 per share; and shares of Preferred Stock convertible into an aggregate of 11,025,230 shares of Common Stock at conversion prices per share ranging from $0.30 to $0.50. Under the terms of the options, warrants, debentures and Preferred Stock, when and if the reverse stock split becomes effective, the number of shares of Common Stock covered by each of them will be reduced to between and including one-half and one-tenth the number currently covered and the exercise or conversion price per share will be increased by between and including two and ten times the current exercise or conversion price, resulting in the same aggregate price being required to be paid therefor upon exercise or conversion thereof as was required immediately preceding the reverse stock split. The number of shares reserved under our option plans and stock bonus plan will decrease to between and including one-half and one-tenth of the number of shares currently included in such plans.

Principal Effects of Reverse Stock Split on Legal Ability to Pay Dividends

The Board has not in the past declared, nor does it have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property, and we are not in arrears on any dividends. Therefore, we do not believe that the reverse stock split will have any effect with respect to future distributions, if any, to our stockholders.

Accounting Matters

The reverse stock split will not affect the par value of our Common Stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our Common Stock will be reduced by a factor of between and including two and ten. In other words, stated capital will be reduced to between and including one-half and one-tenth of its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of Common Stock outstanding.

Potential Anti-Takeover Effect

The increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of the Company with another company). However, the reverse stock split proposal is not being proposed to facilitate implementing a poison pill in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders.

Procedure for Effecting Reverse Stock Split; Exchange of Stock Certificates; Payment for Fractional Shares

If the stockholders approve granting the Board the authority to exercise its discretion to effectuate the reverse stock split and if the Board determines that the reverse stock split is necessary and desirable to maintain listing on the Nasdaq Capital Market, we will file the proposed amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The reverse stock split will become effective at the time specified in the amendment, which will most likely be the date of the filing of the amendment and which we refer to as the “effective time.” Beginning at the effective time, each certificate representing outstanding pre-reverse stock split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares of Common Stock.

We will appoint BNY Mellon Shareowner Services, 400 South Hope Street, 4th Floor, Los Angeles, California 90071, (877) 854-4574, to act as exchange agent for Common Stockholders in connection with the reverse stock split. We will deposit with the exchange agent, as soon as practicable after the effective time, cash in an amount equal to the value of the estimated aggregate number of fractional shares that will result from the reverse stock split. The funds required to purchase the fractional share interests are available and will be paid from our current cash reserves. Our stockholder list shows that some of the outstanding Common Stock is registered in the names of clearing agencies and broker nominees. Because we do not know the numbers of shares held by each beneficial owner for whom the clearing agencies and broker nominees are record holders, we cannot predict with certainty the number of fractional shares that will result from the reverse stock split or the total amount we will be required to pay for fractional share interests. However, we do not expect that amount will be material.

As of the record date for the Annual Meeting, we had approximately 676 Common Stockholders of record (although we had significantly more beneficial holders). We do not expect the reverse stock split and the payment of cash in lieu of fractional shares to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the reverse stock split.

As soon as practicable after the effective time, we will mail a letter of transmittal to each Common Stockholder. Each Common Stockholder will be able to obtain a certificate evidencing its post-reverse-split shares and, if applicable, cash in lieu of a fractional share only by sending the exchange agent its old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Common Stockholders will not receive certificates for post-reverse stock split shares unless and until their old certificates are surrendered to the exchange agent together with the properly completed and executed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders should not destroy any stock certificates and should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each Common Stockholder’s new stock certificate and payment in lieu of any fractional share promptly after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s).

Stockholders will not have to pay any service charges in connection with the exchange of their certificates or the payment of cash in lieu of fractional shares.

Even if the stockholders approve the reverse stock split, the Board reserves the right to not effect the reverse stock split if in the Board’s opinion it would not be in our best interests or those of our stockholders to effect such reverse stock split.

No Dissenter’s Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenter’s rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

Material Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of material federal income tax consequences of the reverse stock split to holders of the Company’s Common Stock and to the Company. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing, proposed and temporary Treasury regulations promulgated thereunder, Internal Revenue Service (“IRS”) rulings, administrative pronouncements and judicial decisions in effect as of the date of this proxy statement, all of which are subject to change (possibly with retroactive effect) or to different interpretations. The summary does not address all aspects of federal income taxation that may apply to a stockholder as a result of the reverse stock split and is included for general information only. In addition, the summary does not address any state, local or foreign income or other tax consequences of the reverse stock split.

The summary does not address tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, S corporations, partnerships, estates, trusts and tax-exempt entities. The summary further assumes that stockholders have held the Company’s Common Stock subject to the reverse stock split as a capital asset within the meaning of Section 1221 of the Code, and will continue to hold such Common Stock as a capital asset following the reverse stock split.

THE FOLLOWING DISCUSSION IS BASED ON CURRENT LAW AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE REVERSE STOCK SPLIT. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES. THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE.

No gain or loss should be recognized by Common Stockholders as a result of the reverse stock split, except for cash payments received in lieu of fractional shares, the tax consequences of which are described below. The aggregate tax basis of the new Common Stock received by Common Stockholders (including any fraction of new Common Stock deemed to have been received) will be the same as their aggregate adjusted tax basis in their existing Common Stock. The holding period of the new Common Stock received as a result of the reverse stock split will include the period during which a Common Stockholder held the Common Stock surrendered in the reverse stock split.

Common Stockholders who receive cash in lieu of fractional shares of the new Common Stock in the reverse stock split will be treated as having sold such fractional shares for cash, and will generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and their tax basis in the fractional share. The gain or loss will be long-term capital gain or loss if a stockholder’s holding period for his or her new Common Stock exceeds 12 months.

The reverse stock split will be treated as a tax-free recapitalization of the Company under the Code. Consequently, the Company will not recognize any gain or loss as a result of the reverse stock split.

THE COMPANY’S VIEW REGARDING THE TAX CONSEQUENCE OF THE REVERSE STOCK SPLIT IS NOT BINDING ON THE IRS OR THE COURTS. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR CONCERNING ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

Required Vote

The affirmative vote of the holders of a majority of all outstanding shares entitled to vote on this proposal will be required for approval of granting the Board of Directors the authority to exercise its discretion to amend our Certificate of Incorporation to effect a reverse stock split of our outstanding shares of Common Stock, if necessary to regain compliance with the Nasdaq Capital Market’s minimum bid requirement, at any of the following exchange ratios: (A) a one-for-two reverse stock split; (B) a one-for-three reverse stock split; (C) a one-for-four reverse stock split; (D) a one-for-five reverse stock split; (E) a one-for-six reverse stock split; (F) a one-for-seven reverse stock split; (G) a one-for-eight reverse stock split; (H) a one-for-nine reverse stock split; or (I) a one-for-ten reverse stock split, at any time within one year after stockholder approval is obtained. Once approved by the stockholders, the timing of the amendment, if at all, and the specific reverse split ratio to be effected shall be determined in the sole discretion of our Board of Directors. Even if this Proposal is approved, our Board in its discretion may decide not to file the amendment to our Certificate of Incorporation to effect the reverse stock split.

Recommendation of the Board

The Board recommends that the stockholders vote FOR approval of granting the Board of Directors the authority to exercise its discretion to amend our Certificate of Incorporation to effect a reverse stock split of our outstanding shares of Common Stock, if necessary to regain compliance with the Nasdaq Capital Market’s minimum bid requirement, at any of the following exchange ratios: (A) a one-for-two reverse stock split; (B) a one-for-three reverse stock split; (C) a one-for-four reverse stock split; (D) a one-for-five reverse stock split; (E) a one-for-six reverse stock split; (F) a one-for-seven reverse stock split; (G) a one-for-eight reverse stock split; (H) a one-for-nine reverse stock split; or (I) a one-for-ten reverse stock split, at any time within one year after stockholder approval is obtained. Once approved by the stockholders, the timing of the amendment, if at all, and the specific reverse split ratio to be effected shall be determined in the sole discretion of our Board of Directors.

PROPOSAL THREE: APPROVAL OF THE ISSUANCE OF UP TO $50,000,000 WORTH OF SHARES OF OUR COMMON STOCK AND/OR SECURITIES CONVERTIBLE INTO OR EXERCISABLE FOR COMMON STOCK, NOT TO EXCEED 25,000,000 SHARES, IN ONE OR MORE RELATED PRIVATE PLACEMENT TRANSACTIONS OCCURRING ON OR PRIOR TO THE DATE SIX MONTHS AFTER THE ANNUAL MEETING, WHICH SHARES WOULD BE ISSUED AT A MAXIMUM DISCOUNT TO THE THEN FAIR MARKET VALUE OF OUR COMMON STOCK ON THE DATE(S) OF ISSUANCE OF 35%

Purpose and Manner of Issuance

We are asking stockholders to approve the issuance of up to $50,000,000 worth of shares of our Common Stock and/or securities convertible into or exercisable for Common Stock, not to exceed 25,000,000 shares, in one or more related private placement transactions occurring on or prior to the date six months after the Annual Meeting, which shares would be issued at a maximum discount to the then fair market value of our Common Stock on the date(s) of issuance of 35%, for the following purposes:

•	to provide additional working capital to effectively fulfill our contractual backlog and continue to fund our ongoing operations;

•	to strengthen our financial position; and

•	to enable us to pursue market opportunities and execute on our business plan.

A vote in favor of this proposal does not necessarily mean that we will issue all $50,000,000 worth of shares of our Common Stock at a 35% discount to the fair market value of our Common Stock between the date of the Annual Meeting and the date six months after the Annual Meeting. Rather, these parameters represent an outer limit on the manner in which we may issue discounted securities, for which we are seeking stockholder approval. The exact number of securities to be authorized and the market value discount at which these securities will be sold, subject to a maximum offering price of $50,000,000, a maximum share issuance of 25,000,000 shares and a maximum fair market value discount of 35%, will be determined by our Board of Directors.

Basic Terms of Securities

We expect that the basic terms of the shares of Common Stock authorized pursuant to this proposal would be identical to the Common Stock currently outstanding. The exact terms of any securities convertible into or exercisable for Common Stock that may be issued cannot be stated or estimated at the time of the filing of this proxy statement. Similarly, it is impracticable to describe the transaction in which such securities are to be issued because, at the time of the filing of this proxy statement, no such transaction has been identified. The exact terms of the securities, including, but not limited to, dividend or interest rate, conversion price, voting rights, redemption price, maturity dates and similar matters will be determined by our Board of Directors and we do not presently anticipate seeking from our stockholders further authorization of such securities prior to the issuance thereof unless required to do so by the Nasdaq Marketplace Rules.

Such securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Required Vote

The affirmative vote of a majority of the shares of the Common Stock present or represented by proxy at the Annual Meeting and entitled to vote is required by the Nasdaq Marketplace Rules for approval of this proposal.

No Dissenter’s Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenter’s rights with respect to the proposal, and the Company will not independently provide stockholders with any such right.

Recommendation of the Board

The Board recommends that stockholders vote FOR approval of the issuance of up to $50,000,000 worth of shares of our Common Stock and/or securities convertible into or exercisable for Common Stock, not to exceed 25,000,000 shares, in one or more related private placement transactions occurring on or prior to the date six months after the Annual Meeting, which shares would be issued at a maximum discount to the then fair market value of our Common Stock on the date(s) of issuance of 35%.

PROPOSAL FOUR: APPROVAL OF THE ISSUANCE OF UP TO 10,000 ADDITIONAL
SHARES OF OUR SERIES C CONVERTIBLE PREFERRED STOCK, INITIALLY
CONVERTIBLE INTO UP TO 1,000,000 SHARES OF OUR COMMON STOCK,
TO LONGVIEW FUND, L.P.

Reasons for Issuance of Series C Convertible Preferred Stock

In connection with obtaining the consent of our senior lender, Longview Fund, L.P., to a settlement agreement with Timothy Looney and related parties, we entered into an Agreement, Consent and Waiver, as modified, (the “Longview Agreement”) with Longview pursuant to which we and Longview agreed, among other things, that if we cannot arrange for a third-party investor to purchase our Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock and Series C Convertible Preferred Stock beneficially owned by Longview at its stated value by July 15, 2010, or in the event Longview still owns Preferred Stock on July 15, 2010, we must issue to Longview (i) 10,000 additional shares of our Series C Convertible Preferred Stock, initially convertible into 1,000,000 shares of our Common Stock and (ii) a two-year warrant to purchase 1,000,000 shares of our Common Stock at an exercise price per share of $0.30 which will include a cashless exercise provision and will not be exercisable within six months of issuance. Pursuant to the Longview Agreement, we previously issued 27,500 shares of our Series C Convertible Preferred Stock initially convertible into 2,750,000 shares of our Common Stock in consideration for Longview’s waiver of its right to receive dividends on the Preferred Stock held by Longview that have already accumulated or will accumulate through July 15, 2010. Longview is an existing securityholder of, and senior lender to, us.

Because the issuance of 10,000 additional shares of Series C Convertible Preferred Stock to Longview would exceed 20% of our outstanding capital stock immediately preceding the date we entered into the Longview Agreement, we are asking our stockholders to approve the issuance of up to 10,000 additional shares of our Series C Convertible Preferred Stock to Longview. Stockholder approval of this proposal is being sought solely to comply with the Nasdaq Marketplace Rules governing the issuance of securities when any such issuances in the aggregate would exceed 20% of an issuer’s outstanding capital stock, and as such to satisfy the requirement to do so set forth in the Longview Agreement.

Description of Series C Convertible Preferred Stock

On April 28, 2010, pursuant to authority granted by our Certificate of Incorporation, our Board of Directors approved the creation of a new series of preferred stock designated as Series C Convertible Preferred Stock and, on April 29, 2010, we filed with the Secretary of State of the State of Delaware a Certificate of Designations of Rights, Preferences, Privileges and Limitations of the Series C Convertible Preferred Stock that created the new Series C Convertible Preferred Stock, authorized 37,500 shares of Series C Convertible Preferred Stock with a par value of $0.01 and designated the rights, preferences, privileges and limitations of such Series C Convertible Preferred Stock.

Each share of Series C Convertible Preferred Stock is convertible at any time at the holder’s option into 100 shares of Common Stock at an initial conversion price per converted share of Common Stock equal to $0.30, which was the last consolidated closing bid price of our Common Stock as determined in accordance with Nasdaq rules immediately preceding our entering into the Agreement with Longview. The conversion price of the Series C Convertible Preferred Stock is subject to adjustment for stock splits, stock dividends, recapitalizations and the like.

The Series C Convertible Preferred Stock is non-voting, except to the extent required by law. With respect to distributions upon our deemed dissolution, liquidation or winding-up, the Series C Convertible Preferred Stock ranks senior to the Common Stock and junior to our Series A-1 10% Cumulative Convertible Preferred Stock, Series A-2 10% Cumulative Convertible Preferred Stock and Series B Convertible Preferred Stock. The liquidation preference per share of Series C Convertible Preferred Stock equals its stated value, $30 per share. The Series C Convertible Preferred Stock is not entitled to any preferential cash dividends; however, the Series C Convertible Preferred Stock is entitled to receive on an as-converted basis, pari passu with the Common Stock, but after payment of dividends to the Series A-1 10% Cumulative Convertible Preferred Stock, Series A-2 10% Cumulative Convertible Preferred Stock and Series B Convertible Preferred Stock at the time outstanding, such dividends on the Common Stock as may be declared from time to time by our Board of Directors.

The Series C Convertible Preferred Stock is not redeemable by the holder thereof, but we will have the right, upon 30 calendar days’ prior written notice, to redeem the Series C Convertible Preferred Stock at its stated value, $30 per share. The approval of the holders of at least a majority of the then outstanding Series C Convertible Preferred Stock will be required for certain matters, including to (i) amend the Certificate of Designations in a manner which would impair the rights of the holders of the Series C Convertible Preferred Stock or (ii) issue any shares of preferred stock with rights, preferences or privileges senior to or pari passu with the Series C Convertible Preferred Stock. The Series C Convertible Preferred Stock is also subject to a blocker that would prevent each holder’s Common Stock ownership at any given time from exceeding 4.99% of our outstanding Common Stock (which percentage may increase but never above 9.99%).

None of the Series C Convertible Preferred Stock or the Common Stock issuable upon conversion thereof has been registered under the Securities Act of 1933 and none may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. We do not plan to register the Series C Convertible Preferred Stock or the Common Stock issuable upon conversion thereof.

The information set forth above is qualified in its entirety by reference to the terms of the Agreement, Consent and Waiver, and the Certificate of Designations, attached hereto as Appendices B and C and which are incorporated herein by reference. Stockholders are urged to carefully read these documents.

Possible Effects upon Rights of Existing Stockholders

Our existing stockholders will continue to own their existing shares of Common Stock after the transaction described in this Proposal. The holders of our Common Stock are not participating in nor receiving any consideration from the transaction described in this Proposal. The holders of our Common Stock should not send in their share certificates because their share certificates will not be exchanged in connection with the transaction described in this Proposal.

The Series C Convertible Preferred Stock is senior to our Common Stock with respect to liquidation preferences, but is only entitled to receive on an as-converted basis, pari passu with the Common Stock, after payment of dividends to the Series A-1 10% Cumulative Convertible Preferred Stock, Series A-2 10% Cumulative Convertible Preferred Stock and Series B Convertible Preferred Stock at the time outstanding, such dividends on the Common Stock as may be declared from time to time by our Board of Directors. In addition, on certain matters, the separate approval of the holders of at least a majority of the then outstanding Series C Convertible Preferred Stock may be required. For further explanation, see “Description of Series C Convertible Preferred Stock” above.

Existing stockholders also will suffer significant dilution in ownership interests and voting rights as a result of the issuance of shares of our Common Stock upon the conversion of the Series C Convertible Preferred Stock. Upon conversion in full of the Series C Convertible Preferred Stock over time (at the initial conversion price of $0.30 per converted share of Common Stock), an aggregate of approximately 15.1% of our outstanding Common Stock will consist of newly issued Common Stock resulting from conversion of the Series C Convertible Preferred Stock, and the ownership interest of our existing stockholders would be correspondingly reduced. The amounts and percentages described above do not give effect to (i) the Blocker, (ii) the issuance of shares of capital stock as described in any of the other proposals in this proxy statement, (iii) the issuance of shares of Common Stock for potential future anti-dilution adjustments of the Series A-1 10% Cumulative Convertible Preferred Stock and Series A-2 10% Cumulative Convertible Preferred Stock, (iv) the issuance of shares of Common Stock pursuant to other outstanding options, warrants and debentures of the Company or (v) any other future issuances of our Common Stock. The sale into the public market of these shares also could materially and adversely affect the market price of our Common Stock.

Required Vote

The affirmative vote of a majority of the shares of the Common Stock present or represented by proxy at the Annual Meeting and entitled to vote is required by the Nasdaq Marketplace Rules for approval of the issuance of up to 10,000 additional shares of our Series C Convertible Preferred Stock, initially convertible into up to 1,000,000 shares of our Common Stock, to Longview Fund, L.P. The Board has determined that stockholder approval of this Proposal is in the best interests of our stockholders.

Recommendation of the Board

The Board recommends that stockholders vote FOR approval of the issuance of up to 10,000 additional shares of our Series C Convertible Preferred Stock, initially convertible into up to 1,000,000 shares of our Common Stock, to Longview Fund, L.P.

PROPOSAL FIVE: RATIFICATION OF INDEPENDENT AUDITORS

Change of Independent Auditors

On July 20, 2009 (the “Notice Date”), we advised Grant Thornton LLP (“Grant Thornton”) that it was dismissed as the Company’s principal independent registered public accounting firm.

Grant Thornton’s report on our consolidated financial statements for the fiscal years ended September 28, 2008 and September 30, 2007 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Grant Thornton’s report for the fiscal years ended September 28, 2008 and September 30, 2007 included a paragraph regarding uncertainty about our ability to continue as a going concern and the report for the fiscal year ended September 30, 2007 also included an explanatory paragraph regarding the restatement of our consolidated financial statements as of October 1, 2006 and October 2, 2005 and for each of the two years ended October 1, 2006 and October 2, 2005.

During the two fiscal year period ended September 28, 2008, and for the period from September 29, 2008 through the Notice Date, there were no disagreements between the us and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of such disagreements in connection with the issuance of its report on our financial statements.

During the two fiscal year period ended September 28, 2008, and for the period from September 29, 2008 through the Notice Date, Grant Thornton did not advise us that any “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended) occurred during such periods, except that during the two fiscal year period ended September 28, 2008, Grant Thornton communicated with management and the audit committee of our Board of Directors that there were material weaknesses in internal control over financial reporting, which were reported and described in Item 9A(T) of our Annual Report on Form 10-K for the fiscal year ended September 28, 2008 filed with the SEC, in Item 9A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2007 filed with the SEC and in our Quarterly Reports on Form 10-Q filed with the SEC during the periods covered by those Annual Reports. As reported in our Annual Report on Form 10-K for the fiscal year ended September 28, 2008, we believe such material weaknesses were subsequently remediated as of the end of fiscal 2008. The Audit Committee of our Board of Directors discussed the subject matter of these material weaknesses with Grant Thornton. We authorized Grant Thornton to respond fully to the inquiries of our new independent registered public accounting firm concerning the material weaknesses.

Grant Thornton was provided with a copy of our disclosure on Form 8-K regarding our change in independent registered public accounting firm and was requested by us to furnish us with a letter addressed to the SEC stating whether Grant Thornton agreed with the statements made by us set forth above in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which Grant Thornton did not agree. Grant Thornton provided us with such a letter stating that they agreed with our disclosure.

On July 22, 2009, Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) was engaged as the Company’s new principal independent registered public accounting firm to audit the Company’s financial statements for fiscal 2009. During the two fiscal year period ended September 28, 2008, and for the period from September 29, 2008 until the engagement of Squar Milner, neither we, nor anyone on our behalf, consulted Squar Milner on any matters described in Item 304(a)(2) of Regulation S-K.

The decision to change accountants was recommended and approved by the Audit Committee of our Board of Directors.

The Audit Committee of the Board has appointed Squar Milner to also serve as our principal independent registered public for our 2010 fiscal year ending October 3, 2010, and is asking our stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is being sought for ratification of the selection of Squar Milner.

Stockholder ratification of the appointment of Squar Milner as the Company’s independent auditors is not required by our By-Laws or otherwise. However, we are submitting the appointment of Squar Milner to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board may reconsider its selection. Even if the selection is ratified, the Audit Committee of the Board, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and our stockholders or required by law.

Squar Milner began its engagement with the review of the financial statements included in our Quarterly Report on Form 10-Q for our third quarter of fiscal 2009, which ended June 28, 2009. Grant Thornton reviewed our financial statements included in our Quarterly Reports on Form 10-Q for the prior quarterly periods in fiscal 2009 and also reviewed our fiscal 2009 audit conducted by Squar Milner. Grant Thornton also provided consents in connection with our registration statements on Form S-3 and Form S-8 that were filed either within the review period of our fiscal 2009 audit or earlier in fiscal 2009.

A representative of Squar Milner is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

Audit and Other Fees

Audit Fees:  Squar Milner billed us an aggregate of $139,200 for professional services rendered for the audit of our financial statements for fiscal 2009, for the review of the financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2009 and for consents issued in connection with our registration statements on Form S-3 and Form S-8 filed on December 24, 2009. Grant Thornton billed us an aggregate of $140,000 for professional services rendered for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the quarterly periods ended December 28, 2008 and March 29, 2009, for review of our fiscal 2009 audit conducted by Squar Milner and for consents issued in connection with our registration statements on Form S-3 and Form S-8 in fiscal 2009 and on December 24, 2009 in connection with the filing of our Form 10-K for fiscal 2009. Grant Thornton billed us an aggregate of $564,700 for such comparable professional services rendered for the fiscal year ended September 28, 2008, which we refer to as fiscal 2008.

Audit-Related Fees:  In fiscal 2009 and fiscal 2008, Squar Milner and Grant Thornton did not bill us for any audit-related fees.

Tax Fees:  We did not engage Squar Milner or Grant Thornton to provide advice or assistance in tax compliance/preparation and other tax services for either fiscal 2009 or fiscal 2008.

All Other Fees:  We did not engage Squar Milner or Grant Thornton to provide any other services for either fiscal 2009 or fiscal 2008.

Except for the fees for services described under “Audit Fees” above, we did not pay Squar Milner or Grant Thornton any other fees or engage Squar Milner or Grant Thornton for any other services during fiscal 2009 or fiscal 2008.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under this policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at the next scheduled meeting.

Vote Sought

The affirmative vote of at least a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on this matter is being sought for ratification of the appointment of Squar Milner as the Company’s independent auditors for the fiscal year ending October 3, 2010.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the ratification of the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP to serve as the Company’s independent auditors for the fiscal year ending October 3, 2010.

OTHER MATTERS

We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy. The proxy holders shall vote at their discretion on any procedural matters that may come before the meeting.

EXECUTIVE OFFICERS

The following is a brief description of the capacities in which each of our executive officers, who is not also one of our directors or nominee for director, has served during the past five years and other biographical information. The biographies of our directors, Messrs. Carson, Dumont, Johnson, Kelly, Ragano and Richards, appear earlier in this proxy statement under “Proposal One: Election of Directors.”

Peter Kenefick, age 50, has been one of our Vice Presidents since October 2006. He was also Vice President of Optex from September 2007. He joined us in April 2005 as Director of Advanced Systems. Prior to that time, from January 2001 until he joined us, Mr. Kenefick was Program Manager at Hamilton Sundstrand Sensor Systems, where he was responsible for development and low rate production of a highly complex military sensor system. From August 1994 to January 2001, Mr. Kenefick had program management assignments with BF Goodrich Aerospace, Space Flight Systems, culminating with his appointment as Director of Space Programs for that company. Prior to his affiliation with BF Goodrich, Mr. Kenefick had approximately 13 years of program management and engineering experience with aerospace and defense contractors. Mr. Kenefick holds a B.S. in Mechanical Engineering from Rensselaer Polytechnic Institute.

Dr. Volkan Ozguz, age 54, has been one of our Senior Vice Presidents since March 2005 and Chief Technical Officer since March 2004. He has been with us since December 1995 in various management positions in research and development. Effective December 2009, Dr. Ozguz took an extended personal leave of absence, but still retains his positions with us and is available for consulting services while on leave. Prior to joining us, Dr. Ozguz was a research scientist and lecturer at the University of California, San Diego. He is the author of numerous technical publications and is the inventor on several patents assigned to us. Dr. Ozguz holds a B.S. and M.S. in Electrical Engineering from Istanbul Technical University and a Ph.D. in Electrical Engineering from North Carolina State University.

Daryl Smetana, age 58, joined us in 1984 as a detector and cryogenics technologist. He has also served as a Project Engineer, Program Manager. In 1993, Mr. Smetana was promoted to Director of Programs. In 1994, he also served as Director of Business Management and, in 1996, as Deputy General Manager for our Advanced Technology Division. In 2003, Mr. Smetana became our Deputy Chief Operations Officer and served in that capacity until January 2006 when he became our Vice President of Operations, his current position. Mr. Smetana holds a B.S. in Physics from the California Polytechnic State University, Pomona and a degree in Audio Engineering from the College for Recording Arts in San Francisco.

John J. Stuart, Jr., age 70, joined us in January 1983 as our Manager of Special Projects and Communications, became our Chief Financial Officer and Treasurer in July 1985, a Vice President in June 1995, a Senior Vice President in November 1998 and Secretary in March 2001. He relinquished the position of Treasurer in February 1995. Effective October 1998, Mr. Stuart re-assumed the position of Treasurer in addition to his other responsibilities. Mr. Stuart has been a member of the Board of Directors of Optex (from December 30, 2005), of Novalog (since October 1995), of MSI (since October 1997), of RedHawk Vision (since March 2000) and of iNetWorks (since October 2000). During these periods Mr. Stuart has also served as Chief Financial Officer and Secretary of Optex, and has served and continues to serve as Chief Financial Officer of MSI, RedHawk Vision and iNetWorks. He was also Chief Financial Officer of Novalog from October 1995 to June 2001. In May 2002, he became Secretary of Novalog, and in October 2002, resumed the position of Chief Financial Officer of Novalog. Mr. Stuart holds a B.S. in Industrial Management from the Massachusetts Institute of Technology.

Executive Compensation

The following narrative of our compensation practices and related compensation information should be read in conjunction with the Summary Compensation Table and other tables included in this proxy statement, as well as our financial statements and management’s discussion and analysis of financial condition and results of operations included in our Annual Report on Form 10-K for the fiscal year ended September 27, 2009. The following narrative includes statements of judgment and forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our current expectations, estimates and projections about our industry, our business, compensation, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected performance and compensation. Actual results could differ significantly from those projected in the forward-looking statements as a result of certain factors, including, but not limited to, the risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended September 27, 2009. We assume no obligation to update the forward-looking statements or such risk factors.

Summary of Fiscal 2008 and Fiscal 2009 Executive Compensation

A summary of executive compensation for fiscal 2008 and fiscal 2009 for our named principal executive officer and our two other highest paid named executive officers is presented in the following table. A narrative description of the material factors pertinent to the information contained in this summary compensation table follows this table.

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock		Incentive	Compensation	All Other
			Bonus	Awards	Option	Plan	Earnings	Compensation
	Fiscal	Salary	($)	($)	Awards	Compensation	($)	($)	Total
Name and Principal Position	Year	($)	(1)	(2)	($)	($)	(3)	(4)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

John C. Carson	2009	290,014	29,000	—	—	—	—	31,953	350,967
Chief Executive Officer and	2008	280,779	—	—	—	—	(95,470)	53,854	239,163
President
John J. Stuart, Jr.	2009	258,350	25,000	—	—	—	—	29,583	312,993
Chief Financial Officer, Senior	2008	251,231	—	—	—	—	(97,710)	33,822	188,343
Vice President, Secretary and Treasurer
Volkan Ozguz	2009	244,442	10,564	—	—		—	26,463	281,469
Senior Vice President, Chief	2008	248,352	11,956	43,605	—		—	10,516	314,429
Technical Officer

(1)	The sole fiscal 2008 bonus award was declared for Dr. Ozguz in January 2009 based on performance against fiscal 2008 individual incentive targets established in January 2008, as measured upon filing of our Initial Form 10-K in January 2009. The fiscal 2009 bonus awards were declared for Mr. Carson and Mr. Stuart in December 2009 based on performance against fiscal 2009 individual incentive targets established in March 2009, but have not yet been paid. All bonus awards for fiscal 2008 and fiscal 2009 are payable 35% in cash and 65% in common stock under the 2006 Omnibus Incentive Plan.

(2)	Reflects stock portion of the bonus award for fiscal 2008 referred to in footnote (1) above.

(3)	Pension values declined in fiscal 2008 because the named individuals remained employed with us, and the present value of projected future payment streams declined correspondingly. In fiscal 2009, the named individuals voluntarily waived their future pension entitlements, which would have otherwise been an aggregate of $2,442,858 at September 27, 2009. This reduction is not reflected in the table. Nonqualified deferred compensation in our plan is derived from a market-based security, our Common Stock, and as such, does not contribute above-market earnings to the accounts of the named individuals.

(4)	Amounts in this column include the value of shares contributed to the named individual’s account in the Employee Stock Bonus Plan. See “Employee Stock Bonus Plan.” Amounts in this column also include the value of shares contributed to a Rabbi Trust to be held for the benefit of the named individuals pursuant to a non-qualified deferred compensation retirement plan. See “Non-Qualified Deferred Compensation Plan.”

Principal Elements of Executive Compensation

Base Salary.  Our Compensation Committee reviews all named executive officer base salaries annually, taking into account both updated peer group data in the public domain and from third-party proprietary survey sources such as the AEA and the NACD and individual performance during the previous year. We believe that adjustments should be made to base salary both to reflect market changes and to reward high performance within the confines of overall expense control. Each of our named executive officers undergoes an annual performance review with our Chief Executive Officer, and during that review develops an individual performance plan for the upcoming year. In reviewing past performance, the Chief Executive Officer and the named executive officer will compare actual performance during the review year to the objectives set at the beginning of the year, taking into account other factors that may not have been anticipated when the objectives were first set. In setting objectives for the upcoming year, the Chief Executive Officer and the named executive officer will typically consider not only corporate objectives, but also the named executive officer’s short and long-term career objectives.

To assist our Compensation Committee in reviewing named executive officer performance in fiscal 2008 for fiscal 2009 compensation purposes and in fiscal 2007 for fiscal 2008 compensation purposes, our Chief Executive Officer provided the Compensation Committee with his analysis of the performance and potential of each named executive officer, and made recommendations based on how well each named executive officer executed on his individual performance plan while also taking into account compensation paid in comparable industries, as identified by the AEA and the NACD. In the case of the Chief Executive Officer, the Compensation Committee ranked his fiscal 2007 performance against goals set by the Compensation Committee early in fiscal 2007. These considerations resulted in a recommendation for a 11.5% increase in the Chief Executive Officer’s base salary commencing in January 2008. Recommendations to adjust base salaries of other named executive officers during fiscal 2008 were made by the Compensation Committee on January 14, 2008, ratified by the Board of Directors on January 15, 2008 and such adjustments took effect on January 2, 2008, resulting in the base salaries of our other named executive officers being increased by 4% for the last three quarters of fiscal 2008. There were no adjustments to the base salaries of the Chief Executive Officer and other named executive officers’ base salaries in fiscal 2009, although the base salaries of these individuals were in effect for the whole of fiscal 2009 as compared to only three quarters of fiscal 2008.

Discretionary Bonus.  The Compensation Committee also has the discretion under extraordinary circumstances to award bonuses to named executive officers at the recommendation of the Chief Executive Officer. The Chief Executive Officer did not recommended any discretionary bonuses to named executive officers for fiscal 2008 and fiscal 2009.

Annual Incentive Awards Plan.  We have an annual incentive awards plan for executives to more closely align executive compensation with our annual operating plan as measured by financial results. Incentive targets for each named executive officer are determined by the Compensation Committee after considering the recommendation of our Chief Executive Officer. Annual incentive plan awards are designed to reward personal contributions to our success and are earned under a structured formula. The threshold for earning incentive awards for fiscal 2009 was set at attaining 90% of our total target revenues or the revenues of the respective business unit for which the named executive officer was responsible and at attaining 50% to 70% for other metrics. Achievement of the threshold award level was to result in 50% of the target bonus associated with each metric for each named executive officer, with bonus awards increasing linearly as achievement exceeded threshold levels up to 100% of the target bonus being earned at full achievement of performance targets. For achievement above target, awards were to increase proportionately to the percentage increase in the metric above target up to a maximum of 200%.

For fiscal 2009 and fiscal 2008, annual incentive award targets for named executive officers were established for payments to be made with a combination of stock awards vesting over time and cash. Both stock and cash awards for fiscal 2009 and fiscal 2008 were based on performance measurements within a twelve month period, so they are not considered long-term incentive awards as discussed below, even though a portion of such stock awards do not become fully vested upon grant.

Two named executive officers, Mr. Carson and Mr. Stuart, partially met incentive bonus award targets for fiscal 2009. Mr. Carson’s and Mr. Stuart’s incentive awards resulted from consummation of a sale of patent assets by the Company for an aggregate sales price of $9.5 million in fiscal 2009. These fiscal 2009 incentive awards to

Mr. Carson and Mr. Stuart have been approved by the Compensation Committee and the Board, effective with the filing of our Initial Form 10-K for fiscal 2009, but have not yet been paid. The stock component will be paid with shares of common stock, one-third of which shares will be immediately vested and the remaining two-thirds of which will vest upon each anniversary of the filing of the fiscal 2009 Initial Form 10-K over a two-year period, so long as the recipients remain in our service.

One named executive officer, Dr. Ozguz, partially met incentive bonus award targets as determined by final results for fiscal 2008. Dr. Ozguz’s incentive award resulted from achievement of his fiscal 2008 threshold business unit revenue target of $9.1 million. The incentive award to Dr. Ozguz, based on performance metrics for fiscal 2008, was approved by the Compensation Committee and the Board, effective with the filing of our Form 10-K for fiscal 2008. The stock component of Dr. Ozguz’s award was paid with shares of common stock issued on April 1, 2009, one-third of which shares were immediately vested and the remaining two-thirds of which will vest upon each anniversary of the filing of the fiscal 2008 Form 10-K over a two-year period, so long as Dr. Ozguz remains in our service.

Fiscal 2010 annual incentive award targets for named executive officers were established in January 2010, based on performance targets for the various business units, as well as those of our total business. Threshold criteria for award of fiscal 2010 incentive awards remained at 90% for revenue targets and 70% to 80% for other performance metrics. Fiscal 2010 incentive award targets have not been set for Dr. Ozguz, pending completion of his personal leave of absence. The fiscal 2010 incentive award targets for Mr. Carson, the CEO and Mr. Stuart, the CFO, contain elements related to total revenue, EBIT and earnings before interest, taxes, depreciation and amortization, or EBITDA, of the consolidated business. Accordingly, incentive awards for these individuals will be substantially more difficult to achieve because of the requirement for the consolidated business to achieve at least 90% of the total revenue target, 70% of the EBIT target and 70% of the EBITDA target in fiscal 2010, regardless of whether any of the business units exceed their threshold targets.

Long-Term Equity-Based Incentive Awards.  The goal of our long- term, equity-based incentive awards is to serve as a long term staff retention vehicle by aligning the interests of executive officers with stockholders and providing each executive officer with a significant incentive to manage our business from the perspective of an owner with an equity stake. The Compensation Committee administers our equity-based incentive plans for executive officers and determines the size of long-term, equity-based incentives according to each executive’s corporate position, and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Compensation Committee takes into account an individual’s recent performance and his or her potential for future responsibility and promotion. Our Chief Executive Officer historically has made recommendations to our Board of Directors and Compensation Committee regarding the amount of stock and stock options and other compensation to grant to our other named executive officers based upon his assessment of their performance, and may continue to do so in the future. Our executive officers, however, do not make any determinations as to when grants are made of stock or stock options. We do not require a minimum stock ownership by our executive officers.

Under our 2006 Omnibus Incentive Plan, the development of which took into account certain advice of a compensation consultant, we have the ability to grant different forms of equity compensation, including stock options, stock appreciation rights, non-vested stock and non-vested stock units, performance awards and other stock grants. Prior to fiscal 2007, we chose largely to use stock options for purposes of providing long-term incentives since we believed they could provide incentives that are commensurate with total stockholder return and employee retention. While we have continued to utilize the grant of stock options to officers and directors in recognition of special circumstances, starting in fiscal 2007 we changed our standard executive compensation practice to emphasize an “earned bonus” concept, with the amount of the bonus based on attainment of pre-specified internal measures related to the executive’s areas of responsibility and to de-emphasize the use of stock options as the primary element of our incentive compensation. We made this change to more closely align the value of incentive payments with the current performance of each executive, rather than primarily relying on the incentives derived from stock options, whose value is based partially on the performance of the corporation as a whole and partially by market forces outside of the control of the executive. We plan to pay any such incentive bonuses generally by awarding 65% of said bonuses in stock valued at the closing price of our common stock not earlier than four trading days after our Form 10-K is filed for the fiscal year in which the bonuses are earned, or such later date when the amount of the incentive bonus is both determinable and has been ratified by the Compensation Committee or the Board of Directors, and the 35% remainder in cash. The stock component of such an award typically vests in three equal annual increments with the first one-third vesting immediately upon grant. We believe that this approach will offer a more immediate incentive to achievement of pre-specified performance goals while still providing an incentive to work towards achieving increases in the value of our common stock. In contrast, stock options only provide actual economic value to the executive officer if the market price of our shares appreciates over the option term. We continue to believe that time-vesting incentive awards, whether of nonvested stock or stock option grants, offers an incentive for executive retention. Lastly, changes in the financial accounting standards for share based compensation that became effective in our fiscal 2006 eliminated the accounting benefit from the issuance of stock options that previously existed, and we believe our current incentive compensation program should provide greater incentives for our executives at the same or lesser cost than continuing our previous primary reliance on stock options.

In fiscal 2008, we made stock option grants to named executive officers in recognition of extraordinary demands placed upon such individuals by the Company’s financial circumstances. In fiscal 2009, we made no stock option grants to named executive officers. The compensation amounts shown for stock options in the Summary Compensation Table are calculated in accordance with Statement of Financial Accounting Standards No. 123(R) (“SFAS 123(R)”) and represent the amount of compensation earned during fiscal 2008 and fiscal 2009 that is reflected in our financial statements. Actual compensation earned from stock options can be higher or lower than the compensation expense recognized for purposes of SFAS 123(R).

The stock options we granted in fiscal 2008 to named executive officers were to Mr. Carson and Mr. Stuart and amounted to options to purchase 60,000 shares and 30,000 shares, respectively, or an aggregate of less than 1.0% of our presently outstanding common stock. These options were granted to Mr. Carson and Mr. Stuart on March 5, 2008, pursuant to action taken at a meeting of our Compensation Committee on that date. The material terms of the stock options granted to these named executive officers in fiscal 2008 included: (a) exercise price of $13.00 per share, which was greater than the fair market value of our Common Stock on the grant date; (b) 25% of grant vesting at September 30, 2008, March 31, 2009, September 30, 2009 and March 31, 2010; and (c) ten year term.

Grants of stock or stock options provided to executive officers are typically granted pursuant to action by the Compensation Committee either by unanimous written consent or at a duly constituted meeting of the Compensation Committee in person on the same day as a regularly scheduled meeting of the Board of Directors, in conjunction with ongoing review of each executive officer’s individual performance, unless the executive officer is a new hire or other individual performance considerations are brought to the attention of our Compensation Committee during the course of the year. Such a Compensation Committee meeting is usually scheduled well in advance, without regard to earnings or other major announcements by us. We intend to continue this practice of approving stock-based awards concurrently with regularly scheduled meetings, unless earlier approval is required for new hires, new performance considerations or retention purposes, regardless of whether or not our Board of Directors or Compensation Committee knows material non-public information on such date. We have not timed, nor do we intend to time, our release of material non-public information for the purpose of affecting the value of executive compensation. The date of our stock or stock option grants is the date our Board of Directors or Compensation Committee meets to approve such grants or the date our Compensation Committee executes its action by unanimous written consent regarding such approval. In accordance with our 2006 Omnibus Incentive Plan, the exercise price of all stock options is set to be equal or greater than the closing price of our common stock as reported by the Nasdaq Capital Market on the date of the stock option grants. Option grants to non-executive employees typically have historically occurred in conjunction with their ongoing performance review, or shortly after hire, either upon the next scheduled meeting of the Board and Compensation Committee or pursuant to unanimous written consent of the Compensation Committee.

If the Board of Directors determined that an executive officer has engaged in fraudulent or intentional misconduct, and if the misconduct resulted in a significant restatement of our financial results, we expect that we would, among other disciplinary action, seek reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. This remedy would be in addition to, and not in lieu of, other disciplinary actions and any actions imposed by law enforcement agencies, regulators or other authorities.

Outstanding equity awards held by named executive officers at fiscal 2009 year-end, September 27, 2009, are shown in the following table:

Outstanding Equity Awards at Fiscal Year-End

	Option Awards							Stock Awards
									Equity
								Equity	Incentive Plan
			Equity					Incentive Plan	Awards:
			Incentive Plan					Awards:	Market or
			Awards:				Market	Number of	Payout Value
	Number of	Number of	Number of			Number of	Value of	Unearned	of Unearned
	Securities	Securities	Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

John C. Carson	3,500	—	—	26.40	9/20/15	—	—	—	—
Chief Executive Officer	15,000			36.20	3/02/14	—	—
and President	60,000			13.00	3/05/18	30,000	—
John J. Stuart, Jr.	2,400	—	—	11.60	4/16/12	—	—	—	—
Chief Financial Officer,	7,500			26.40	9/20/15	—	—
Senior Vice President,	15,000			36.20	3/02/14	—	—
Secretary and Treasurer	30,000			13.00	3/05/18	15,000	—
Volkan Ozguz	1,500	—	—	10.40	3/25/13	—	—	—	—
Senior Vice President,	1,500			11.50	12/03/11
Chief Technical Officer	1,448			11.60	4/16/12
	1,500			21.50	3/16/15
	5,000			26.40	9/20/15
	1,393			28.50	3/29/14

Non-Qualified Deferred Compensation Plan.  We maintain a deferred compensation plan, the Non-Qualified Deferred Compensation Plan, for certain key employees with long-term service with us, including three executive officers and other non-executive employees. This plan was established to recognize long term service and motivate such employees to continue their employment with us. Annual contributions are made at the discretion of our Board of Directors. All contributions are of our common stock and are made to a Rabbi Trust under such plan to be held for the benefit of the deferred compensation plan participants. In October 2007, the Board of Directors authorized a fiscal 2008 contribution to the deferred compensation plan in the amount of 10,000 shares of common stock valued at $99,000. The Board of Directors has historically contributed 10,000 shares of common stock to the deferred compensation plan each fiscal year so long as such contribution does not exceed approximately $262,000 in value, but the Board of Directors did not make such a contribution for fiscal 2009 and there is no assurance that this practice will be continued in the future. Participants’ potential distributions from the Rabbi Trust represent unsecured claims against us. The Rabbi Trust was established by us and is subject to creditors’ claims. Shares in this plan are fully vested and may be distributed to each plan beneficiary when they retire or terminate from service with us. We amended the Non-Qualified Deferred Compensation Plan in fiscal 2008 to comply with technical requirements of Section 409A of the Internal Revenue Code. The valuation of the shares of common stock held by the Rabbi Trust for the benefit of two named executive officers, Mr. Carson and Mr. Stuart, declined $9,675 and $7,815, respectively, in fiscal 2009.

Employee Stock Bonus Plan.  All of the Company’s employees participate in the Employee Stock Bonus Plan, which we refer to as the ESBP, which is a tax-qualified retirement plan established by us in fiscal 1982 and funded annually with stock contributions thereafter to encourage employee retention and align employee interests with those of outside stockholders. Employees are enrolled in the ESBP as of the day following the date on which the employee completes at least one hour of work. In order to share in our contribution to the ESBP in any fiscal year of the ESBP, which we refer to as the Plan Year, an employee must have worked a minimum of 1,000 hours during the Plan Year, and be employed by us at the end of the Plan Year. To date, the ESBP has been funded only with previously unissued shares of our common and preferred stock; thus, we have not contributed any cash to the ESBP. The ESBP’s assets are allocated annually to the participating employees’ accounts in the respective ratios that each participating employee’s compensation for that year bears to the total compensation of participating employees. An employee’s participation in the ESBP terminates on his retirement, disability or death, at which time the employee will receive that portion of his or her account that has vested. In fiscal 2009, an employee’s account vested at a rate of 20% per year and was 100% vested after five years of employment or upon attaining age 65, whichever comes first. Participants are allowed to diversify contributions made in shares of the Company’s stock into other investment options after having attained three years of service. There are no special vesting rates for executives. All executive officers named in the Summary Compensation Table participate in the ESBP. In the fiscal year ended September 28, 2008, we contributed 501,010 shares of common stock to the ESBP valued at $1,400,000 as of the date of contribution. In the fiscal year ended September 27, 2009, we contributed 1,785,714 shares of common stock to the ESBP valued at $750,000 as of the date of contribution. Historically, we have contributed approximately 10% of gross annual payroll to the ESBP, but there is no assurance that we will continue this practice in the future. The value of contributions to the accounts of the named executive officers for fiscal 2008 and fiscal 2009 have been included in “All Other Compensation” in the Summary Compensation Table based on valuation at September 28, 2008 and September 27, 2009, the last dates of the respective fiscal years, the effective dates when allocations were made to participant accounts.

Perquisites.  Our executives are entitled to the same perquisites as all employees and do not receive additional perquisites because they hold executive positions, except as described below. Our executive officers all participate in our Employee Stock Bonus Plan, a tax-qualified retirement plan made available to all full-time employees. In addition, three of the executive officers are long term employees who participate in the Non-Qualified Deferred Compensation Plan, under which the Board authorized the contribution of 10,000 shares of common stock valued at $99,000 for fiscal 2008. Mr. Carson and Mr. Stuart our Chief Executive Officer and our Chief Financial Officer, respectively, were eligible for retirement benefits pursuant to our Executive Salary Continuation Program prior to September 2009, when they voluntarily waived their entitlements to future benefits under this Program. For further details regarding our Executive Salary Continuation Program, see “Post Employment Compensation — Executive Salary Continuation Plan.” Our health and life insurance plans are the same for all employees. We typically offer reimbursement to newly hired executive officers for relocation costs.

Post-Employment Compensation

We do not provide post-retirement health coverage for our executives or employees. However, we have previously provided post-employment compensation payments to two retired executives and had the obligation to do so for two current executives upon their retirement until said executives voluntarily waived their entitlements to such future payments in September 2009. In addition, three of our executives participate in a non-qualified deferred compensation plan, as described above. Further, all full time employees, including our executives, are eligible to participate in our tax-qualified retirement plan.

Executive Salary Continuation Program.  We adopted an Executive Salary Continuation Program, which we refer to as the ESCP, in 1996 to provide retirement benefits to certain executive officers, two of which, Mr. Carson and Mr. Stuart, are still employed by us and were eligible for benefits pursuant to the ESCP upon retirement until Mr. Carson and Mr. Stuart voluntarily waived their entitlements for all benefits pursuant to the ESCP in September 2009. On December 26, 2007, the ESCP was amended and restated to comply with technical final implementation regulations of Section 409A of the Internal Revenue Code. The ESCP is intended to be a “top-hat” plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees) under Section 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974. The ESCP pays out benefits upon retirement based upon a combination of the executive’s age and years of service with us. Upon retirement, ESCP participants are entitled to receive benefits for the remainder of their lifetime, however, neither a surviving spouse nor any other beneficiary of the participant is entitled to receive benefits upon the participant’s death, whether or not such occurs prior to commencing benefits or after benefits have been paid. The ESCP currently provides lifetime post-retirement deferred compensation to two of our retired executives aggregating $184,700 per annum. Based upon their respective ages and years of service, our present Chief Executive Officer and President, John C. Carson, and our present Senior Vice-President and Chief Financial Officer, John J. Stuart, Jr., were also eligible for lifetime post-retirement deferred compensation upon their separation from service with us prior to their voluntary waiver of such entitlements in September 2009. Prior to this waiver, both Mr. Carson’s and Mr. Stuart’s benefits under the ESCP were fixed at $137,000 per annum, an amount that was unchanged by the amendment and restatement of the ESCP in December 2007. The amendment and restatement of the ESCP in December 2007 eliminated the requirement that participants under the ESCP enter into post-retirement consulting contracts with us. The ESCP was originally adopted in recognition of the extensive prior contributions to us of the participants who were nearing retirement age and as an incentive for retention of the participants who were not yet near retirement age.

Non-Qualified Deferred Compensation Plan.  We maintain the Non-Qualified Deferred Compensation Plan for certain key employees with long-term service with us. Annual contributions are made at the discretion of our Board of Directors. All contributions are of our common stock and are made to a Rabbi Trust under such plan to be held for the benefit of the deferred compensation plan participants. Shares in this plan may be distributed to each plan beneficiary when they terminate or retire from service.

Employee Stock Bonus Plan.  All of our full-time employees are eligible to participate in the ESBP, which is a tax-qualified retirement plan. To date, the ESBP has been funded only with previously unissued shares of our common and preferred stock; thus we have not contributed any cash to the ESBP. All our named executive officers participate in the ESBP.

Employment Contracts, Termination of Employment and Change-In-Control Agreements

Employment Contracts.  We do not have employment contracts with any of our current named executive officers. Accordingly, the employment of any of our current named executive officers may be terminated at any time at our discretion.

Termination of Employment, Change-in-Control.  We do not have any existing arrangements providing for payments or benefits in connection with the resignation, severance, retirement or other termination of any of our named executive officers, changes in their compensation or a change in control except as set forth below.

Nonvested grants of stock options, restricted stock or other equity-related securities under our 2006 Omnibus Incentive Plan and our prior option plans generally provide for accelerated vesting of such grants immediately prior to the effective date of a change in control, unless the obligations of the nonvested securities are assumed by the successor corporation or its parent, or the value of such nonvested securities are replaced by a cash incentive program of the successor corporation or its parent that provides for the realization of said value no later than the original vesting date of the replaced nonvested securities. Nonvested grants of stock options, restricted stock or other equity-related securities under our 2006 Omnibus Incentive Plan also become fully vested in the event of Ordinary Retirement, which is defined to be retirement on or after the date at which the sum of the retiree’s age and number of years of employment with us exceeds eighty-five (85) years for employees or, if the holder of the nonvested security is a non-employee director, when the number of years of service to us exceeds five (5) years. Of our existing named executive officers, only Mr. Carson and Mr. Stuart presently meet the criteria for Ordinary Retirement. All of our current non-employee directors, except Mr. Johnson, meet the criteria for Ordinary Retirement. The 2006 Omnibus Plan also permits the Compensation Committee or the Board to make future nonvested grants of options or restricted stock to executive officers and directors that vest upon said executive officers and directors termination from service with us under other conditions.

As discussed above, all of our full-time employees, including all of our named executive officers, participate in the ESBP and are eligible for distribution of benefits thereunder upon their retirement. Mr. Carson and Mr. Stuart are the only named executive officers who are participants in the Non-Qualified Deferred Compensation Plan and are thus eligible for distribution of benefits thereunder.

Principal Elements of Director Compensation

Directors who are our employees are not separately compensated for their services as directors or as members of committees of the Board. Directors who were not our employees received a quarterly retainer of $2,500, $1,500 for each board meeting attended, $750 for each Audit Committee meeting attended and $500 for each Compensation Committee or Nominating and Corporate Governance Committee meeting attended in fiscal 2009. These amounts were unchanged from director compensation for fiscal 2008 as recommended by the Compensation Committee in its meeting of March 31, 2009 and ratified and approved by the Board on April 1, 2009. In the future, any adjustments to director compensation will be approved by the Compensation Committee. Before its termination in June 2006, our 2003 Stock Incentive Plan provided for certain automatic grants of stock options to non-employee directors. The 2003 Stock Incentive Plan and all other of our prior stock option plans then in effect were terminated in June 2006 upon the adoption of our 2006 Omnibus Incentive Plan in June 2006 by our stockholders. Under the 2006 Omnibus Incentive Plan, the Compensation Committee may elect to make discretionary grants of non-qualified stock options or restricted stock to directors. All outstanding options held by directors, whether pursuant to the automatic or discretionary provisions of our option plans, have a term of ten years and an exercise price equal to the then-current market price of our Common Stock.

In April 2009, under our 2006 Omnibus Incentive Plan, we issued to each of Messrs. Dumont, Johnson, Kelly, Richards and Gen. Ragano, options to purchase 25,000, 35,000, 20,000, 15,000, and 15,000 shares of our common stock, respectively. The material terms of the stock options granted to these directors in April 2009 included: (a) exercise price of $0.35 per share, which was the fair market value of our Common Stock on the grant date; (b) vesting as of the date of grant; and (c) five year term.

Compensation of directors in fiscal 2009 is presented in the following table. Some of the fees earned in fiscal 2009 have not yet been paid in cash. The value of stock and option awards is the expense recorded by us pursuant to SFAS 123(R). We do not include a provision for forfeiture related to future service and vesting in that expense. The actual compensation realized from stock awards can be higher or lower than the compensation expense recognized for purposes of SFAS 123(R). Mr. Carson, who is our Chief Executive Officer, does not also receive compensation for his service as a director.

Director Compensation for Fiscal 2009

					Change in
					Pension
					Value and
	Fees Earned or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

John C. Carson	—	—	—	—	—	—	—
Marc Dumont	25,480	—	4,185	—	—	—	29,665
Jack Johnson	22,680	—	5,859	—	—	—	28,539
Thomas M. Kelly	25,480	—	3,348	—	—	—	28,828
Frank Ragano	15,900	—	2,511	—	—	—	18,411
Robert G. Richards	18,700	—	2,511	—	—	—	21,211

Impact of Accounting and Tax Treatment of Compensation

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to the principal executive officer and to each of the three other most highly compensated officers (other than the principal financial officer) to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to our executive officers during fiscal 2008 did not exceed the $1.0 million limit per officer, and we do not expect the non-performance-based compensation to be paid to our executive officers during fiscal 2010 to exceed that limit. Because it is unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1.0 million limit, we do not expect to take any action to limit or restructure the elements of cash compensation payable to our executive officers so as to qualify that compensation as performance-based compensation under Section 162(m). We will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1.0 million level.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table provides information concerning beneficial ownership of our Common Stock as of June 15, 2010, by:

•	each stockholder, or group of affiliated stockholders, that we know beneficially owns more than 5% of our outstanding Common Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our directors and executive officers as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person. In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

The percentages shown in the table are based on 21,078,274 shares of common stock outstanding on June 15, 2010. Shares of common stock subject to options, warrants or other convertible securities which are exercisable within 60 days of June 15, 2010, are deemed to be beneficially owned by the person holding such options, warrants or other convertible securities for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person. Except as described in the preceding sentence, shares issuable upon exercise of outstanding options, warrants and other convertible securities are not deemed to be outstanding.

Unless otherwise indicated, the principal address of each of the stockholders below is c/o Irvine Sensors Corporation, 3001 Red Hill Avenue, Costa Mesa, California 92626.

Amount of Common Stock Beneficially Owned and Nature of Beneficial Ownership

					Aggregate	Percent of
	Sole Voting or		Shared Voting or		Beneficial	Beneficial
Name	Investment Power		Investment Power		Ownership	Ownership(1)

John C. Carson	301,834	(2)(3)	5,174,321	(14)(15)(16)	5,476,155	25.9%
Marc Dumont	53,952	(4)	—		53,952	*
Jack Johnson	38,750	(5)	—		38,750	*
Thomas M. Kelly	44,848	(6)	—		44,848	*
Peter Kenefick	71,520	(7)	—		71,520	*
Volkan Ozguz	150,034	(8)	—		150,034	*
Frank Ragano	26,683	(9)	—		26,683	*
Robert G. Richards	71,055	(10)			71,055	*
Daryl L. Smetana	82,098	(11)	—		82,098	*
John J. Stuart, Jr.	167,090	(3)(12)	5,174,321	(14)(15)(16)	5,341,411	25.3%
All current directors and executive officers as a group (10 persons)	1,007,864	(13)	5,174,321	(14)(15)(16)	6,182,185	28.9%
5% Stockholders Not Listed Above:
Wilmington Trust Company TTEE Irvine Sensors Corporation Cash or Deferred & Stock Bonus Plan Ret. Plan	—		5,108,860	(15)	5,108,860	24.2%

*	Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)	Shares owned and percentages for Mr. Carson, Mr. Stuart and all current directors and executive officers as a group are partially duplicative, since the voting or investment power over shares of common stock held by our Employee Stock Bonus Plan and our Deferred Compensation Plan are held by the respective administrative committees of those Plans of which Mr. Carson and Mr. Stuart are members, and by extension the group of all current directors and executive officers which includes Mr. Carson and Mr. Stuart, and are thereby deemed to each hold the voting or investment power of the shares of common stock held by those Plans. (See footnotes 14, 15 and 16).

(2)	Includes 78,500 shares issuable upon exercise of Common Stock options exercisable within 60 days of June 15, 2010. Also includes amounts and percentages for the holdings of his wife, including amounts held as separate property.

(3)	Reflects shares of common stock held by our Employee Stock Bonus Plan; the named individual has limited ability to direct the liquidation of assets in his subaccount in contemplation of retirement, subject to restrictions imposed by the Administrative Committee (See footnote 15). Also reflects shares held by our Deferred Compensation Plan; the named individual has ownership interests in these shares upon retirement, for which he is presently eligible, but no ability to direct disposition or voting of the shares prior to retirement (See footnote 16).

(4)	Includes 37,400 shares issuable upon exercise of common stock options exercisable within 60 days of June 15, 2010.

(5)	Includes 38,750 shares issuable upon exercise of common stock options exercisable within 60 days of June 15, 2010.

(6)	Includes 31,900 shares issuable upon exercise of common stock options exercisable within 60 days of June 15, 2010.

(7)	Includes 3,820 shares issuable upon exercise of common stock options exercisable within 60 days of June 15, 2010. Also reflects shares of common stock held by our Employee Stock Bonus Plan; the named individual has limited ability to direct the liquidation of assets in his subaccount, subject to restrictions imposed by the administrative committee (See footnote 15).

(8)	Includes 12,341 shares issuable upon exercise of common stock options exercisable within 60 days of June 15, 2010. Also reflects shares of common stock held by our Employee Stock Bonus Plan; the named individual has limited ability to direct the liquidation of assets in his subaccount, subject to restrictions imposed by the administrative committee (See footnote 15).

(9)	Includes 20,500 shares issuable upon exercise of common stock options exercisable within 60 days of June 15, 2010.

(10)	Includes 53,400 shares issuable upon exercise of common stock options exercisable within 60 days June 15, 2010. Also reflects shares of common stock held by our Employee Stock Bonus Plan; the named individual has limited ability to direct the liquidation of assets in his subaccount, subject to restrictions imposed by the administrative committee (See footnote 15).

(11)	Includes 5,993 shares issuable upon exercise of common stock options exercisable within 60 days of June 15, 2010. Also reflects shares of common stock held by our Employee Stock Bonus Plan; the named individual has limited ability to direct the liquidation of assets in his subaccount, subject to restrictions imposed by the administrative committee (See footnote 15). Also reflects shares held by our Deferred Compensation Plan; the named individual has ownership interests in these shares upon retirement, for which he is presently eligible, but no ability to direct disposition or voting of the shares prior to retirement (See footnote 16).

(12)	Includes 26,404 shares held by the Stuart Family Trust, of which Mr. Stuart is a trustee, and 54,900 shares issuable upon exercise of common stock options exercisable within 60 days of June 15, 2010. Also reflects shares of Common Stock held by our Employee Stock Bonus Plan; the named individual has limited ability to direct the liquidation of assets in his subaccount, subject to restrictions imposed by the administrative committee (See footnote 15). Also reflects shares held by our Deferred Compensation Plan; the named individual has ownership interests in these shares upon retirement, for which he is presently eligible, but no ability to direct disposition or voting of the shares prior to retirement (See footnote 16).

(13)	Includes 337,504 shares issuable upon exercise of common stock options exercisable within 60 days of June 15, 2010, which represents the sum of all such shares issuable upon exercise of options held by all executive officers and directors as a group.

(14)	The named individual is a member of the Administrative Committee (see footnote 15) and the Deferred Plan Administrative Committee (see footnote 16), and has shared voting and investment power over the shares held by our Employee Stock Bonus Plan and Deferred Compensation Plan.

(15)	An administrative committee, which we refer to as the Administrative Committee, currently comprised of John C. Carson, John J. Stuart, Jr. and Carolyn Hoffman, has the right to receive and the power to direct the receipt of dividends from or the proceeds from the sale of the securities held by the Irvine Sensors Corporation Cash or Deferred & Stock Bonus Plan Ret. Plan, the Employee Stock Bonus Plan, for the benefit of our employees. The Administrative Committee has voting and investment power over all securities held under such plan.

(16)	An administrative committee, which we refer to as the Deferred Plan Administrative Committee, currently comprised of John C. Carson, John J. Stuart, Jr. and Carolyn Hoffman, has the right to receive and the power to direct the receipt of dividends from or the proceeds from the sale of the securities held by the Irvine Sensors Deferred Compensation Plan, for the benefit of our key employees who are participants in such plan. The Deferred Plan Administrative Committee has voting and investment power over all securities held under such plan.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of September 27, 2009 with respect to the shares of our Common Stock that may be issued under our 2006 Omnibus Incentive Plan, which is our only currently existing equity compensation plan, and our prior equity compensation plans that were terminated in June 2006, except for obligations to issue shares pursuant to options previously granted. Effective September 28, 2009, an additional 484,785 shares of our Common Stock automatically became issuable under our 2006 Omnibus Incentive Plan pursuant to its terms.

	A	B	C
			Number of Securities
	Number of Securities	Weighted Average	Remaining Available for Future
	to be Issued Upon	Exercise Price of	Issuance Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding Options,	Options, Warrants	(Excluding Securities
Plan Category	Warrants and Rights	and Rights ($)	Reflected in Column A)

Equity Compensation Plans Approved by Stockholders(1)	520,049	16.41	414,929	(4)
Equity Compensation Plans Not
Approved by Stockholders(2)(3)	44,858	32.36	—
Total	568,907	17.78	414,929

(1)	Consists of the 2006 Omnibus Incentive Plan, the 2003 Stock Incentive Plan, and the 2001 Irvine Sensors Corporation Stock Option Plan.

(2)	Consists of the 2001 Non-Qualified Stock Option Plan, which we refer to as the 2001 Supplemental Plan, and the 2000 Non-Qualified Option Plan, which we refer to as the 2000 Supplemental Plan. Some of our directors and officers hold options issued under these plans.

(3)	70,000 shares have also been contributed by us to a Rabbi Trust to be held for the benefit of certain key employees pursuant to a non-qualified deferred compensation retirement plan. Contributions are determined at the discretion of our Board annually. Accordingly, such shares are not included in the number of securities issuable in column (a) or the weighted average price calculation in column (b), nor are potential future contributions included in column (c).

(4)	The number of shares of common stock reserved under our 2006 Omnibus Incentive Plan will automatically be increased on the first day of each of our fiscal years beginning on September 28, 2009, in an amount equal to the lesser of (i) 1,250,000 shares or (ii) a number of shares equal to five percent (5%) of the number of shares outstanding on the last day of the preceding fiscal year.

Non-Stockholder Approved Plans

As of March 5, 2010, we had options outstanding under two non-stockholder approved equity incentive plans, the 2000 Supplemental Plan and the 2001 Supplemental Plan, which were terminated upon the approval of the Company’s 2006 Omnibus Incentive Plan in June 2006, subject to the obligation to issue shares pursuant to options previously issued.

Under the 2001 Supplemental Plan, option grants were made to our employees (or employees of any parent or subsidiary corporation) who were neither officers nor Board members at the time of the option grant. Under the 2000 Supplemental Plan, option grants were made to our employees, directors or consultants (or employees, directors or consultants of any parent or subsidiary corporation). Options under the 2000 Supplemental Plan and the 2001 Supplemental Plan, which together we refer to as the Supplemental Option Plans, typically vest and become exercisable in a series of installments over the optionee’s period of service with us. Each outstanding option under the 2000 Supplemental Plan will vest in full on an accelerated basis in the event our business is acquired. Each outstanding option under the 2001 Supplemental Plan will vest in full on an accelerated basis in the event our business is acquired and that option is not assumed or replaced by the acquiring entity. Each option granted under either of the Supplemental Option Plans has a maximum term set by the plan administrator (either the Board or a Board committee) at the time of grant, subject to earlier termination following the optionee’s cessation of employment or service. All options granted under the Supplemental Option Plans are non-statutory options under Federal tax law.

As of September 27, 2009, options covering 4,000 shares of Common Stock were outstanding, no shares had been issued and there were no outstanding share right awards under the 2000 Supplemental Plan. The 2000 Supplemental Plan was terminated in June 2006. As of September 27, 2009, options covering 44,858 shares of Common Stock were outstanding, 70,888 shares had been issued and there were no outstanding share right awards under the 2001 Supplemental Plan. The 2001 Supplemental Plan was terminated in June 2006.

In September 2002, we authorized a non-qualified deferred compensation retirement plan for key employees with service then in excess of twelve years. Contributions to this plan are determined at the discretion of our Board annually and made to a Rabbi Trust to be held for the benefit of certain key employees. 780,000 shares of our Common Stock have been contributed to the Rabbi Trust over the period June 2003 through September 27, 2009. The plan is unfunded, and participants’ accounts represent unsecured claims against us. The Rabbi Trust was established by us and is subject to creditor claims. Shares in the plan may be distributed to each plan beneficiary when they retire from service with us.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Party Transactions

Since the beginning of fiscal 2009, there has not been, nor has there been proposed, any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than as described above under the heading “Executive Compensation” and other than the transactions described below. Each of the transactions described below was reviewed and approved or ratified by our Audit Committee. It is anticipated that any future transactions between us and our officers, directors, principal stockholders and affiliates will be on terms no less favorable to us than could be obtained from unaffiliated third parties and that such transactions will be reviewed and approved by our Audit Committee and a majority of the independent and disinterested members of the Board.

On December 30, 2005, pursuant to that certain stock purchase agreement dated December 30, 2005 between us and Timothy Looney, we purchased 70% of the outstanding capital stock of Optex from Mr. Looney for the following consideration: (a) an initial cash payment of $14.0 million; (b) an additional $64,200 which was paid in July 2006 after completion of Optex’s 2005 audit; and (c) a potential payment of up to an additional $4.0 million in a cash earnout based upon the percentage of net cash flow generated from the Optex business for fiscal 2006 and each of the subsequent two fiscal years. We also entered into a buyer option agreement with Mr. Looney, whereby we agreed to purchase the remaining 30% of the issued and outstanding capital stock of Optex from Mr. Looney if certain conditions were met, including the approval by our stockholders of the issuance to Mr. Looney of 269,231 shares of our common stock as consideration for the exercise of the buyer option. The issuance of these shares was approved by our stockholders at the Annual Meeting of Stockholders in June 2006. In connection with the transaction in December 2005, Mr. Looney became an officer of the Company and remained an officer and director of Optex. Mr. Looney’s spouse was an officer and director of Optex until the consummation of the Initial Acquisition in December 2005, and remained employed by Optex until September 2007. Mr. Looney’s son was an employee of Optex until September 2007. In June 2007, Mr. Looney was elected to our Board and in September 2007, Mr. Looney voluntarily resigned all positions with us and Optex, including his officer and director positions.

In December 2005, we entered into a two-year employment agreement with Mr. Looney pursuant to which he became one of our vice presidents. Under this employment agreement, Mr. Looney received an annual base salary of $180,000 and was eligible to participate in our incentive stock option programs made available to our executive officers. In the event of Mr. Looney’s termination of employment (i) by us without cause, (ii) by Mr. Looney for good reason or (iii) without cause within six months in conjunction with or within six months following a change in control, we would have been required to continue to pay Mr. Looney his base salary through January 3, 2008. Mr. Looney voluntarily resigned from all positions with the Company and Optex in September 2007.

We exercised our buyer option to purchase the remaining 30% of the issued and outstanding common stock of Optex on December 29, 2006, causing it to become our wholly owned subsidiary, and concurrently issued Mr. Looney 269,231 shares of the Company’s common stock and a one year $400,000 unsecured, subordinated promissory note, payable on December 29, 2007 and bearing interest at a rate of 11% per annum, in consideration for certain amendments relating to the buyer option agreement. Payment to Mr. Looney of the principal and interest due under this promissory note was initially prohibited under a subordination agreement, but we have been advised by that this subordination agreement is no longer in effect. We have received notice from Mr. Looney claiming that we are in default under this unsecured promissory note for the alleged nonpayment of principal and interest. Mr. Looney has submitted a demand for payment under this promissory note. This note is in dispute as it relates to litigation between us and Mr. Looney. The retirement of this note is included in a potential settlement of this litigation discussed below.

We were required to file and did file a registration statement covering the potential resale of the 269,231 shares by Mr. Looney, but such registration statement was not declared effective prior to the shares becoming eligible for resale pursuant to Rule 144. As a result of this issuance, Mr. Looney temporarily became a greater than 10% stockholder of the Company, but subsequent issuances of common stock by us reduced Mr. Looney’s holdings known to us to less than 5%, and Mr. Looney ultimately sold the 269,231 shares in the public market.

In January 2007, we amended our earnout agreement with Mr. Looney to extend it for an additional year, with a reduction to $3.9 million in the maximum potential payment, in consideration for TWL Group, L.P., an entity owned by Mr. Looney, providing Optex with a subordinated term loan providing for advances of up to $2 million, maturing on the earlier of February 2009 or sixty days after retirement of the Company’s senior debt. Optex’s obligations under this term loan are secured by a subordinated lien on all or substantially all of Optex’s assets, pursuant to a subordinated security agreement in favor of TWL Group, which is subordinated to our senior lenders. However, Optex’s assets have been sold pursuant to a UCC foreclosure sale by our senior lenders in October, and Optex entered bankruptcy in September 2009.

In January 2008, Mr. Looney filed a lawsuit against us and our senior lenders, Longview and Alpha, in the Superior Court of California, County of Orange, alleging that we breached our obligations to register the shares of the Company’s common stock issued to him to purchase the final 30% of Optex. Mr. Looney’s registration rights agreement provides for liquidated damages under certain circumstances at the rate of $10,000 per month upon an event of default. Mr. Looney also alleged that our senior lenders tortiously and negligently interfered with his contractual rights with us by requiring us to refrain from registering his securities. Mr. Looney was seeking partial liquidated damages, unspecified compensatory damages, and declaratory and injunctive relief compelling us to register such shares. We have paid approximately $543,000 to the Lenders pursuant to our indemnification obligations related to the Looney litigation and Optex Asset Sale pursuant to our loan agreements with the Lenders. We have been advised by the Lenders that their litigation with Mr. Looney has been settled.

In June 2008, we filed a cross-complaint against Mr. Looney in the Superior Court of California, County of Orange, in response to the January 2008 action discussed above, alleging that Mr. Looney fraudulently and negligently misrepresented the financial condition of Optex prior to its sale to us and breached his contractual obligations to us subsequent to that sale. Pursuant to this cross-complaint, we were seeking compensatory and punitive damages and attorneys’ fees.

Trial of Mr. Looney’s January 2008 lawsuit against us and our June 2008 cross-complaint against Mr. Looney was completed in July 2009. A jury verdict was reached awarding Mr. Looney liquidated damages of $105,000, with the court rejecting Mr. Looney’s claim for additional compensatory damages based on our motion, and our cross-complaint against Mr. Looney with respect to allegations of fraud was denied. The Court also issued a judgment in the amount of $959,466 in favor of Mr. Looney for recovery of his legal fees in this trial. In March 2010, we and Messrs. Carson and Stuart entered into a Settlement and Release Agreement with Mr. Looney, Barbara Looney and TWL Group, L.P. (collectively, “Looney”) pursuant to which we and Messrs. Carson and Stuart, on the one hand, and Looney, on the other hand, settled and released all claims and agreed to dismiss all litigation against each other relating to the Company’s acquisition of Optex in December 2005 and various transactions related thereto (the “Looney Settlement Agreement”). Pursuant to the terms of the Looney Settlement Agreement, we paid Mr. Looney $50,000 and issued Mr. Looney a secured promissory note in the principal amount of $2,500,000.

Indemnification of Directors and Executive Officers

In addition to the indemnification provisions contained in our certificate of incorporation and bylaws, we have entered into separate indemnification agreements with each of our directors and executive officers. These agreements require that we, among other things, indemnify the person against expenses (including attorneys’ fees), judgments, fines and settlements paid by such individual in connection with any action, suit or proceeding arising out of such individual’s status or service as our director or officer (other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by us.

AUDIT COMMITTEE REPORT

The members of the fiscal 2009 Audit Committee of the Board have prepared and submitted this Audit Committee Report.

The Audit Committee oversees the Irvine Sensors Corporation’s financial reporting process on behalf of the Board. Company management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements and the related schedules in the Annual Report on Form 10-K with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Committee also reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements and related schedules with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61, Communication With Audit Committees, (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from Company management and the Company, and has received the written disclosures and the letter from the firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence. Throughout the year and prior to the performance of any such services, the Committee also considered the compatibility of potential non-audit services with the independent registered public accounting firm’s independence.

The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for the audit. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations and reviews; their evaluations of the Company’s internal control, including internal control over financial reporting; significant deficiencies and material weaknesses identified during the course of the audit and management’s plan to remediate those control deficiencies; and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements and related schedules be included in the Annual Report on Form 10-K for the year ended September 27, 2009 filed by the Company with the Securities and Exchange Commission.

The Audit Committee carries out its responsibilities pursuant to its written charter, which is posted on the Company’s web site at http://www.irvine-sensors.com under the Investors section.

The Committee held ten meetings during fiscal 2009. The Committee is comprised solely of independent directors as defined by the listing standards of NASDAQ and Rule 10A-3 of the Securities Exchange Act of 1934.

The Fiscal 2009 Audit Committee

Jack Johnson (Chairman)
Marc Dumont
Thomas M. Kelly

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, which we refer to hereafter as the Exchange Act, requires our officers and directors and persons who own more than ten percent of a class of our equity securities registered under the Exchange Act, to file with the SEC reports of ownership and changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of these forms, we believe that each of our executive officers, directors and holders of ten percent or more of our Common Stock timely filed all reports required to be filed pursuant to Section 16(a) of the Exchange Act during fiscal 2008.

Notwithstanding anything to the contrary set forth in any of our previous or future filings made under the Securities Act or the Exchange Act, that might incorporate by reference this proxy statement or future filings made by us under those statutes, the Audit Committee Report, reference to the Charters of the Audit, Compensation and Nominating and Corporate Governance Committees, and reference to the independence of the Audit Committee members and of other Board members are not “soliciting material” and are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those such prior filings or into any future filings made by us under those statutes.

Annual Report

We filed an Annual Report for fiscal 2009 with the Securities and Exchange Commission on Form 10-K on December 23, 2009 and an amendment to the Annual Report on Form 10-K/A on January 25, 2010. A copy of each is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting, and is also posted on our web site at: www.irvine-sensors.com. Material included in the Form 10-K and Form 10-K/A has been included in this proxy statement. Except as otherwise provided in this proxy statement, the Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy solicitation material. Our Annual Report on Form 10-K and Form 10-K/A, as well as certain other reports, proxy statements and other information regarding the Company, are available on the Securities and Exchange Commission’s Web site (http://www.sec.gov). In addition, we will provide without charge a copy of our Annual Report on Form 10-K and Form 10-K/A to any stockholder upon written request addressed to Corporate Secretary, Irvine Sensors Corporation, 3001 Red Hill Ave., Bldg. 4-108, Costa Mesa, CA 92626, and will furnish upon request any exhibits to the Form 10-K and Form 10-K/A upon the payment by the requesting stockholder of our reasonable expenses in furnishing such exhibits.

BY ORDER OF THE BOARD
OF DIRECTORS OF
IRVINE SENSORS CORPORATION

John J. Stuart, Jr.
Chief Financial Officer, Senior Vice President
and Secretary

Appendix A

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
IRVINE SENSORS CORPORATION

Adopted in accordance with the provisions
of Section 242 of the General Corporation
Law of the State of Delaware

Irvine Sensors Corporation, (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, by its duly authorized officers, does hereby certify that:

FIRST:  That the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Corporation’s Certificate of Incorporation to reclassify, change, and convert each [*] outstanding shares of the Corporation’s Common Stock, par value $0.01 per share, into one (1) share of Common Stock, par value $0.01 per share; (ii) declaring such amendment to be advisable and (iii) directing that such amendment be considered at the 2010 Annual Meeting of Stockholders.

SECOND:  That upon the effectiveness of this Certificate of Amendment of the Certificate of Incorporation, the Certificate of Incorporation is hereby amended by adding a new paragraph after the first paragraph of Article IV to read as follows:

“Each [*] shares of the Common Stock, par value $0.01 per share, of the Corporation issued and outstanding or held in treasury as of 5:00 p.m. Pacific Daylight Savings Time on the date this Certificate of Amendment of the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Effective Time”) shall be reclassified as and changed into one (1) share of Common Stock, par value $0.01 per share, of the Corporation, without any action by the holders thereof. Each stockholder who, immediately prior to the Effective Time, owns a number of shares of Common Stock which is not evenly divisible by [*] shall, with respect to such fractional interest, be entitled to receive from the Corporation cash in an amount equal to such fractional interest multiplied by the closing sales price of the Corporation’s Common Stock as last reported on the Nasdaq Capital Market immediately prior to the Effective Time.”

THIRD:  That, in accordance with the provisions of the Delaware General Corporation Law, the holders of a majority of the outstanding Common Stock of the Corporation entitled to vote thereon affirmatively voted in favor of the amendment at the 2010 Annual Meeting of Stockholders held on July 28, 2010.

FOURTH:  That the amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the Board of Directors and stockholders of the Corporation.

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed by John C. Carson, its Chief Executive Officer and President, and attested to by John J. Stuart, Jr., its Chief Financial Officer, Senior Vice President and Secretary, this [     ] day of August, 2010.

IRVINE SENSORS CORPORATION

By:
John C. Carson
Chief Executive Officer and President

ATTEST:

John J. Stuart, Jr.
Chief Financial Officer, Senior Vice
President and Secretary

*	By approving this amendment, stockholders are approving the combination of two (2), three (3), four (4), five (5), six (6), seven (7), eight (8), nine (9) and/or ten (10) shares of Common Stock into one (1) share of Common Stock. The Certificate of Amendment filed with the Secretary of State of the State of Delaware, it at all, will include only that number approved by the stockholders and determined by the Board of Directors to be in the best interest of the Corporation and its stockholders. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.

A-2

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF IRVINE SENSORS CORPORATION
2010 ANNUAL MEETING OF STOCKHOLDERS
     The undersigned stockholder of Irvine Sensors Corporation, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated June 28, 2010, and the Annual Report on Form 10-K for the fiscal year ended September 27, 2009, and hereby appoints John C. Carson and John J. Stuart, Jr., and each of them, proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on July 28, 2010 at 1:00 P.M., Pacific Time, at the Ayres Hotel, 325 South Bristol Street, Costa Mesa, California 92626, and at any adjournment or adjournments thereof, and to vote all shares of equity securities to which the undersigned would be entitled, if then and there personally present, on the matters set forth below:
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER HEREIN SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING.
(Continued and to be marked, signed and dated on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Please Mark Here For Address Change or Comments

SEE REVERSE SIDE

1. To elect the six directors named below to serve on the Company’s Board of Directors until the next annual meeting of stockholders or until their successors are duly elected and qualified.

FOR ALL nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY To vote for ALL nominees listed below

01 John C. Carson	04 Thomas M. Kelly
02 Marc Dumont	05 Frank Ragano
03 Jack Johnson	06 Robert G. Richards
(Instruction: to withhold the authority to vote for any individual nominee, write the number of that nominee in the space provided below.)
2. To approve granting the Board of Directors the authority to exercise its discretion to amend our Certificate of Incorporation to effect a reverse stock split of our outstanding shares of Common Stock, if necessary to regain compliance with the Nasdaq Capital Market’s minimum bid requirement, at any of the following exchange ratios at any time within one year after stockholder approval is obtained, and once approved by the stockholders, the timing of the amendment, if at all, and the specific reverse split ratio to be effected shall be determined in the sole discretion of our Board of Directors:
A. A one-for-two reverse stock split;
B. A one-for-three reverse stock split;
C. A one-for-four reverse stock split;
D. A one-for-five reverse stock split;
E. A one-for-six reverse stock split;
F. A one-for-seven reverse stock split;
G. A one-for-eight reverse stock split;
H. A one-for-nine reverse stock split; or
I. A one-for-ten reverse stock split
3. To approve the issuance of up to $50,000,0000 worth of shares of our Common Stock and/or securities convertible into or exercisable for Common Stock, not to exceed 25,000,000 shares, in one or more related private placement transactions occurring on or prior to the date six months after the Annual Meeting, which shares would be issued at a maximum discount to the then fair market value of our Common Stock on the date(s) of issuance of 35%.
4. To approve the issuance of up to 10,000 additional shares of our Series C Convertible Preferred Stock, initially convertible into up to 1,000,000 shares of our Common Stock, to Longview Fund, L.P.
5. To ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the independent auditors of the Company for the fiscal year ending October 3, 2010.
6. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponement(s) thereof.
Any one of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment(s) thereof shall have and may exercise all powers of said attorneys-in-fact hereunder.

Signature	Signature	Date

(This proxy should be marked, dated, signed by the stockholder(s) exactly as his name appears hereon and returned promptly in the enclosed envelope. Executors, administrators guardians, officers or corporations and others signing in a fiduciary capacity should state their full titles as such. If shares are held by joint tenants or as community property, both should sign.)

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